SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

THE GYMBOREE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 4, 2006

Dear Stockholder:

You are cordially invited to attend The Gymboree Corporation Annual Meeting of Stockholders to be held at 9:00 a.m. on Tuesday, June 13, 2006, at our principal executive offices located at 500 Howard Street, San Francisco, California 94105.

At the Annual Meeting, the following matters of business will be presented:

(1)	election of three directors;

(2)	an amendment to The Gymboree Corporation 2004 Equity Incentive Plan to authorize the issuance of an additional 500,000 shares of the Company’s common stock;

(3)	an amendment to The Gymboree Corporation 1993 Employee Stock Purchase Plan to authorize the issuance of an additional 150,000 shares of the Company’s common stock;

(4)	advisory vote on the appointment of Deloitte & Touche LLP as The Gymboree Corporation’s independent registered public accounting firm for the fiscal year ending February 3, 2007; and

(5)	transaction of any other business properly presented at the meeting.

We will also answer any related questions you may have at that time. Detailed information as to the business to be transacted at the Annual Meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Regardless of whether you plan to attend the Annual Meeting, it is important that your shares be voted. Accordingly, we ask that you vote by telephone or Internet, as described in the accompanying Proxy Statement, or sign and return your proxy card as soon as possible in the envelope provided.

Sincerely,

Matthew K. McCauley
Chief Executive Officer

THE GYMBOREE CORPORATION

500 Howard Street

San Francisco, California 94105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 13, 2006

TO THE STOCKHOLDERS OF THE GYMBOREE CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Gymboree Corporation, a Delaware corporation (the “Company” or “Gymboree”), will be held on Tuesday, June 13, 2006, at 9:00 a.m., local time, at our principal executive offices located at 500 Howard Street, San Francisco, California 94105. At the Annual Meeting the following business matters will be presented:

(1)	election of three directors;

(2)	an amendment to The Gymboree Corporation 2004 Equity Incentive Plan to authorize the issuance of an additional 500,000 shares of the Company’s common stock;

(3)	an amendment to The Gymboree Corporation 1993 Employee Stock Purchase Plan to authorize the issuance of an additional 150,000 shares of the Company’s common stock;

(4)	advisory vote on the appointment of Deloitte & Touche LLP as The Gymboree Corporation’s independent registered public accounting firm for the fiscal year ending February 3, 2007; and

(5)	transaction of any other business properly presented at the meeting .

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

This Proxy Statement is being issued in connection with the solicitation of a proxy on the enclosed form by the Board of Directors of Gymboree for use at Gymboree’s 2006 Annual Meeting of Stockholders. You are entitled to vote at the Annual Meeting if you were a stockholder of record at the close of business on April 21, 2006. We will begin distributing this Proxy Statement, a form of proxy and Gymboree’s 2005 Annual Report to Stockholders on or about May 4, 2006.

FOR THE BOARD OF DIRECTORS

Marina Armstrong
Secretary

All stockholders are cordially invited to attend the Annual Meeting in person. Regardless of whether you plan to attend the meeting, please vote by telephone or Internet, as described in the accompanying Proxy Statement, or complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. You may still vote in person if you attend the meeting, even if you have given your proxy. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from the record holder a proxy card issued in your name.

THE GYMBOREE CORPORATION

2006 PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of The Gymboree Corporation (the “Company” or “Gymboree”) for use at the Annual Meeting of Stockholders (the “Annual Meeting of Stockholders” or “Annual Meeting”) to be held June 13, 2006, at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 500 Howard Street, San Francisco, California 94105.

These proxy solicitation materials and Gymboree’s Annual Report to Stockholders for the fiscal year ended January 28, 2006 (fiscal year 2005), including financial statements, were mailed on or about May 4, 2006, to all stockholders entitled to vote at the Annual Meeting.

Record Date and Quorum

Stockholders of record at the close of business on April 21, 2006, (the “record date”) are entitled to notice of and to vote their shares at the Annual Meeting. At the record date, 33,271,046 shares of Gymboree’s common stock, $0.001 par value per share, were issued and outstanding. The common stock is listed for trading on the Nasdaq National Market under the symbol GYMB. The presence in person or by proxy of the holders of record of a majority of the outstanding shares of common stock entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting.

How to Vote

Registered stockholders can vote by telephone, by the Internet or by mail, as described below. If you are a beneficial shareholder, please refer to your proxy card or the information forwarded by your broker, bank or other holder of record to see what options are available to you.

Registered stockholders may cast their vote by:

(1) Signing, dating and promptly mailing the proxy card in the enclosed postage-paid envelope;

(2) Accessing the Internet web site www.proxyvote.com and following the instructions provided on the Web site; or

(3) Calling 1-800-690-6903 and voting by following the instructions provided on the phone line.

Vote Required, Abstentions and Broker Non-Votes

Each holder of record of common stock on the record date is entitled to one vote for each share held on all matters to be voted on at the Annual Meeting.

If a quorum is present at the Annual Meeting, the three candidates for director receiving the highest number of affirmative votes will be elected. In an election of directors by plurality vote, abstentions have no effect, since approval by a percentage of the shares present or outstanding is not required. Stockholders are not entitled to cumulate votes for the election of directors.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and voting, and also constituting a majority of the required quorum, is required for the approval of Proposals 2, 3 and 4.

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or, in the case of “uninstructed shares,” in their own discretion if permitted by the stock exchange or other organization of which they are members. Certain types of proposals are “non-discretionary,” however, and brokers who have received no instructions from their clients do not have discretion to vote such uninstructed shares on those items. At this year’s meeting, brokers will have discretion to vote uninstructed shares on the election of directors and Proposal 4, but not on Proposals 2 or 3.

When brokers vote proxies on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.” Broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business, but they are not counted as shares voting. Thus, broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. Broker non-votes could affect the outcome of the vote on Proposals 2 and 3.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting. The inspector of election will determine whether or not a quorum is present at the Annual Meeting. The inspector of election will treat abstentions as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum. Therefore, abstentions will have the effect of a vote “against” Proposals 2, 3 and 4.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Gymboree at Gymboree’s principal offices as set forth above a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Proxy Solicitation

The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by Gymboree. Proxies will be solicited by mail and may also be solicited by Gymboree’s directors, officers and other employees, without additional remuneration, in person or by telephone, electronic mail or facsimile transmission. Gymboree will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. In addition, Gymboree has retained Georgeson Shareholder Communications, Inc. to provide proxy solicitation services for a fee of $6,500 plus reimbursement of its reasonable out-of-pocket expenses. Your cooperation in promptly voting your shares and submitting your proxy by telephone, Internet or by completing and returning the enclosed proxy card will help to avoid additional expense.

PROPOSAL ONE: ELECTION OF DIRECTORS

The number of directors authorized by the Company’s bylaws is eight, which may be changed by an amendment adopted by the Board or stockholders. The Company’s Restated Certificate of Incorporation and the Company’s bylaws each provide that the directors will be divided into three classes, with the classes serving for staggered, three-year terms. Currently there are three directors in Class I, two directors in Class II and three directors in Class III.

Three Class I directors are to be elected at the Annual Meeting. The term of each Class I director elected at the Annual Meeting will expire at the Annual Meeting of Stockholders in 2009 or when his successor has been duly elected and qualified. The term of each continuing Class II director will expire at the Annual Meeting of Stockholders in 2007. The term of each continuing Class III director will expire at the Annual Meeting of Stockholders in 2008.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for Gymboree’s three nominees named in the table below, each of whom is currently a director of Gymboree. The nominees have consented to serve as directors of Gymboree if elected, and management has no reason to believe the nominees will be unable to serve as directors. In the event that any nominee of Gymboree becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill the vacancy.

GYMBOREE’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” EACH NOMINEE.

Nominees for Class I Directors Whose Terms Expire in 2009

Name	Principal Occupation or Employment/Other Business Affiliations	Age	Director Since

Matthew K. McCauley	Chief Executive Officer, The Gymboree Corporation. Matthew K. McCauley has served as our Chief Executive Officer since January 2006. He joined Gymboree in July 2001 as Director of Allocation and was named Vice President of Planning and Allocation in 2003. Mr. McCauley was named Senior Vice President and General Manager in February 2005, President in June 2005, and Chief Executive Officer in January 2006. Prior to joining Gymboree, Mr. McCauley served in a variety of positions at The Gap, Inc., a clothing retailer, including Planning Manager from 2000 to 2001 and Manager of Business Solutions in 2001.	33	2005

Blair W. Lambert	Chief Operating Officer and Chief Financial Officer, The Gymboree Corporation. Blair W. Lambert has served as Chief Operating Officer and Chief Financial Officer of Gymboree since January 2005. In August 2003, Mr. Lambert joined Illuminations.com, Inc., a candle and home decorating retailer, as Chief Financial Officer. He was named to the Illuminations.com, Inc. Board of Directors in October 2003. Illuminations.com, Inc. filed for bankruptcy protection on January 9, 2004. Mr. Lambert has been a vineyard owner since October 2001 and, prior to joining Illuminations.com, was a private consultant for specialty retail companies. Mr. Lambert served as Chief Financial Officer of Bebe Stores, Inc., a clothing retailer, from June 1996 through October 2001. From 1988 to 1996, Mr. Lambert was employed by Esprit de Corp., a wholesaler and retailer of junior and children’s apparel, footwear and accessories, most recently serving as Corporate Vice President of Finance. Mr. Lambert is a Certified Public Accountant.	48	2003

Name	Principal Occupation or Employment/Other Business Affiliations	Age	Director Since

Gary M. Heil	Business and Retail Consultant. Gary M. Heil has been a private consultant for retailers and other service sector companies on topics primarily related to customer loyalty and leadership development since 1987. In 2002, Mr. Heil co-founded the National Pitching Association, an organization dedicated to helping young pitchers make better choices in baseball and in life. In 1987, he co-founded the Center for Innovative Leadership, for which he currently consults and lectures on topics including leadership, customer loyalty, quality management and effective organizational change processes. Mr. Heil is the author of many business-related books, including Leadership and the Customer Revolution, One Size Fits One and The Leader’s New Clothes.	55	2003

Continuing Class II Directors Whose Terms Expire in 2007

Name	Principal Occupation or Employment/Other Business Affiliations	Age	Director Since

Lisa M. Harper	Chairman of the Board of Directors and Chief Creative Officer; Former Chief Executive Officer, The Gymboree Corporation. Lisa M. Harper was named Chief Creative Officer in January 2006 and has served as Chairman of our Board of Directors since June 2002. She served as Chief Executive Officer from February 2001 to January 2006 and was Vice Chair of the Board from February 2001 through June 2002. Ms. Harper joined Gymboree in January 1999 as Vice President, Design. From December 1999 until February 2000, she served as our Senior Vice President, Merchandising and Design. From February 2000 until September 2000, Ms. Harper served as our General Merchandise Manager. From September 2000 until February 2001, she served as our President. Prior to that, Ms. Harper served as our Director of Design and Merchandising from 1993 to 1995. Ms. Harper has also held merchandising and design positions with several other clothing retailers, including Limited Too, Esprit de Corp., GapKids, Mervyn’s, and Levi Strauss. Since February 2006, Ms. Harper has served as a director of Longs Drug Stores Corporation, a retail drug store chain.	46	2000

Barbara L. Rambo	Chief Executive Officer, Nietech Corporation. Barbara L. Rambo has served as the Chief Executive Officer of Nietech Corporation, a payment technology company, since November 2002. From January 2000 through March 2002, Ms. Rambo was a director of OpenClose Technologies, a web-based mortgage services company. Ms. Rambo served as Chairman of the Board of OpenClose Technologies from July 2001 until December 2001, and served as its President and Chief Executive Officer from January 2000 until June 2001. From 1974 through 1998, Ms. Rambo held various positions at Bank of America, most recently serving as Group Executive Vice President and head of National Commercial Banking. Ms. Rambo has served as a director of PG&E Corporation and Pacific Gas and Electric Company since January 2005.	53	1996

Continuing Class III Directors Whose Terms Expire in 2008

Name	Principal Occupation or Employment/Other Business Affiliations	Age	Director Since

Daniel R. Lyle	Retired Partner, PricewaterhouseCoopers LLP. Daniel R. Lyle retired as a partner of PricewaterhouseCoopers LLP, an accounting firm, in June 2003, a firm he joined in 1982. Mr. Lyle has served as a director of RedEnvelope, Inc., a specialty gift retailer, since September 2003 and as Chairman of its board of directors since August 2005. Mr. Lyle has also served as a director of Captaris, Inc., a provider of business information delivery solutions, since May 2005.	60	2005

John C. Pound	President, Integrity Brands, Inc. John C. Pound has served as President and a director of Integrity Brands, Inc., a firm that originates and oversees investments in specialty retail and branded consumer products companies, since July 1999. Mr. Pound manages The Integrity Brands Fund L.P. From February 1998 to February 1999, Mr. Pound served as Chairman and Chief Executive Officer to CML Group, Inc., a public holding company, and as Chairman of its wholly-owned specialty retail subsidiaries, Nordic Track and Smith & Hawken. From 1995 to 1997, Mr. Pound was a limited partner in The Trinity Fund I, L.P., an investment partnership, and an advisor to Thomas M. Taylor & Co., its general partner. From 1987 to 1997, Mr. Pound taught corporate finance and corporate governance at Harvard University. Since August 2005, Mr. Pound has served as a director of RedEnvelope, Inc., a specialty gift retailer.	51	2000

William U. Westerfield	Retired Partner, Price Waterhouse LLP. William U. Westerfield retired as an audit partner of Price Waterhouse LLP (now PricewaterhouseCoopers LLP), an accounting firm, in 1992, a firm he joined in 1956, becoming a partner in 1965. Mr. Westerfield has served as a director and member of the audit committee of West Marine, Inc., a boating supplies retailer, since 2000. He has also served as a director and chairman of the audit committee of Lifetime Brands, Inc., a designer, marketer and distributor of houseware products, since 2004. In addition, Mr. Westerfield serves as a consultant in auditing disputes. Mr. Westerfield served as a director of TL Administration Corporation (formerly known as Twinlab Corporation) from 1999 until August 2005 and as chairman of the audit committee of TL Administration Corporation from July 1999 until September 2003.	74	1994

BOARD MEMBERSHIP AND DIRECTOR INDEPENDENCE

The Company’s business affairs are managed under the direction of the Board. Directors meet their responsibilities by participating in meetings of the Board and Board committees, through communications with our Chief Executive Officer and other officers, by reviewing materials provided to them, and by visiting Gymboree’s offices and other facilities.

During fiscal year 2005, the Board held five regularly scheduled meetings. The committees of the Board held a total of 20 meetings. Each director attended at least 75% of the aggregate number of meetings of the Board and Board committees on which he or she served. Each director who has been nominated for election or re-election and each director whose term will continue is expected to attend Gymboree’s Annual Meeting of Stockholders, absent unavoidable conflicts or extenuating circumstances. Last year, all directors serving at the time who were continuing or nominated for election attended the annual meeting of stockholders.

NASDAQ Marketplace Rule 4350 requires that a majority of Gymboree’s directors be “independent,” as defined by NASDAQ Marketplace Rule 4200(a)(15). In April 2006, the Board undertook a review of the independence of Gymboree’s directors pursuant to NASDAQ Marketplace Rule 4350. During this review, the Board reviewed whether any transactions or relationships exist currently or, existed during the past three years, between each director, or certain family members of each director, and us or the Company’s subsidiaries and affiliates, senior management or their affiliates, equity investors or independent registered public accounting firm. As a result of this review, the Board has determined that all directors, except Mr. McCauley, who is Gymboree’s Chief Executive Officer, Ms. Harper, who served as Gymboree’s Chief Executive Officer through January 2006 and is currently Gymboree’s Chief Creative Officer, and Mr. Lambert, who is Gymboree’s Chief Operating Officer and Chief Financial Officer, are “independent” under the applicable NASDAQ Marketplace rules described above. The independent directors meet at least twice a year in executive sessions in conjunction with regularly scheduled Board meetings.

BOARD MEETINGS AND BOARD COMMITTEES

The Board has an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. Each Committee operates pursuant to a written charter that is publicly available on the Gymboree website at www.gymboree.com.

The Audit Committee consists of Directors Lyle, as Chairman, Rambo and Westerfield. All members of the Audit Committee are “independent” within the meaning of the listing standards for the National Association of Securities Dealers and all possess the applicable financial literacy requirements of the Securities and Exchange Commission and the listing standards for the NASDAQ Stock Market. The Board has determined that Mr. Lyle and Mr. Westerfield are “audit committee financial experts,” as such term is defined by the SEC. The Audit Committee assists the Board in the oversight of the integrity of Gymboree’s financial statements, Gymboree’s compliance with legal and regulatory requirements that relate to financial reporting matters, the independent registered public accounting firm’s qualifications and independence, the performance of Gymboree’s internal audit function and independent registered public accounting firm, compliance with Gymboree’s code of ethics for its Chief Executive Officer and senior financial officers and compliance with Gymboree’s code of conduct for all Gymboree personnel. The Audit Committee also reviews and approves all related party transactions. The Audit Committee held 13 meetings during the last fiscal year. A copy of the Audit Committee charter is attached to this Proxy Statement as Appendix A.

The Nominating and Governance Committee consists of Directors Pound, as Chairman, and Heil. Both members of the Nominating and Governance Committee are “independent” within the meaning of the listing standards for the National Association of Securities Dealers. The Nominating and Governance Committee is

responsible for monitoring the composition of the Board and, when appropriate, seeking, screening and recommending for nomination candidates for election to the Board, including candidates for the Board submitted by stockholders in accordance with the procedures described in the “Other Information—Company Consideration of Stockholder-Recommended Director Nominees” section of this Proxy Statement. In so doing, the Nominating and Governance Committee may evaluate a candidate’s decision-making abilities, business experience, relevant expertise, leadership qualities, industry knowledge, diversity, personal integrity and reputation, among other qualifications. The Nominating and Governance Committee is also responsible for evaluating the structure and practices of, and when appropriate, recommending new policies to, the Board, including the Company’s corporate governance guidelines. The Nominating and Governance Committee held three meetings during fiscal year 2005.

The Compensation Committee consists of Directors Heil, as Chairman, and Pound. Both members of the Compensation Committee are “independent” within the meaning of the listing standards of the National Association of Securities Dealers. Both members of the Compensation Committee are also “outside” directors as that term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee” directors as defined in Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended. The Compensation Committee is responsible for reviewing and approving the Company’s compensation policies, including the compensation paid to executive officers. The Compensation Committee held four meetings during fiscal year 2005.

DIRECTOR COMPENSATION

The components of nonemployee director compensation are set forth below. Directors who are employees of the Company do not receive any compensation for their services as directors.

Annual Board retainer fee (except for the Chairman of the Audit Committee)	$40,000 (1)

Annual retainer fee for the Chairman of Audit Committee	$50,000 (1)

Annual automatic grant of options to purchase shares of Company common stock	15,000 shares (2)

(1)	The annual retainer fee is paid on a quarterly basis on the first day of the fiscal quarter. In addition, Gymboree reimburses nonemployee directors for actual travel and out-of-pocket expenses incurred in connection with their services. There are no additional fees for meeting attendance.

(2)	Granted upon such director’s initial election to the Board and on each anniversary thereafter. The options vest in full one year after the grant date.

In addition to the foregoing, all directors receive discounts on Gymboree merchandise and on participation in Gymboree’s Play & Music programs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND DIRECTORS AND MANAGEMENT

The following tables set forth certain information known to Gymboree with respect to beneficial ownership of Gymboree’s common stock as of April 1, 2006, by (i) each beneficial owner of more than 5% of Gymboree’s common stock, (ii) each director and director-nominee, (iii) Gymboree’s Chief Executive Officer, former Chief Executive Officer, the four other most highly compensated executive officers serving as executive officers at the end of fiscal year 2005 and one former executive officer (collectively, the “Named Executive Officers”), and (iv) all current directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. The number of shares outstanding used in calculating the percentages for a person in the table below includes the shares underlying options held by such person that are exercisable within 60 days of April 1, 2006, but excludes shares underlying options held by any other person. Percentage of beneficial ownership is based on 33,180,404 shares outstanding as of April 1, 2006.

More than 5% Beneficial Stockholders

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
FMR Corporation 82 Devonshire Street Boston, Massachusetts 02109 (1)	3,357,392	10.1%
T. Rowe Price Associates 100 E. Pratt Street Baltimore, Maryland 21202 (2)	1,842,120	5.6%

Independent Directors

Name	Amount and Nature of Beneficial Ownership	Percent of Class
Gary M. Heil (3)	17,188	*
Daniel R. Lyle	—	*
John C. Pound (4)	17,678	*
Barbara L. Rambo (5)	18,187	*
William U. Westerfield (6)	4,752	*

Named Executive Officers

Name	Amount and Nature of Beneficial Ownership	Percent of Class
Matthew K. McCauley (7)	267,500	*
Lisa M. Harper (8)	708,750	2.1%
Kip M. Garcia (9)	95,207	*
Blair W. Lambert (10)	119,859	*
Marina Armstrong (11)	203,158	*
Lynda Gustafson (12)	12,388	*
Lisa Bayne	—
All directors and executive officers as a group (11 persons) (13)	1,464,667	4.3%

*	Less than 1%.

(1)	This information is derived from this stockholder’s Schedule 13G filed with the SEC on March 10, 2006. FMR Corporation (“FMR Corp.”) filed the Schedule 13G with apparently affiliated persons and reported that, as of December 31, 2005, FMR Corp. and the affiliated persons had sole voting power over 444,010 shares and sole dispositive power over 3,357,392 shares.

(2)	This information is derived from this stockholder’s Schedule 13G filed with the SEC on February 14, 2006. T. Rowe Price Associates (“T. Rowe Price”) filed the Schedule 13G with apparently affiliated persons and reported that, as of December 31, 2005, T. Rowe Price and the affiliated persons had sole voting power over 378,400 shares and sole dispositive power over 1,842,120 shares.

(3)	Includes 17,188 shares underlying options that are exercisable within 60 days of April 1, 2006.

(4)	Includes 17,678 shares underlying options that are exercisable within 60 days of April 1, 2006.

(5)	Includes 17,187 shares underlying options that are exercisable within 60 days of April 1, 2006.

(6)	Includes 4,752 shares underlying options that are exercisable within 60 days of April 1, 2006.

(7)	Includes 37,500 shares underlying options that are exercisable within 60 days of April 1, 2006, and 230,000 unvested shares of restricted stock, 180,000 of which vest subject to the Company’s achievement of certain performance targets.

(8)	Includes 708,750 shares underlying options that are exercisable within 60 days of April 1, 2006.

(9)	Includes 5,207 shares underlying options that are exercisable within 60 days of April 1, 2006, and 90,000 unvested shares of restricted stock, 40,000 of which vest subject to the Company’s achievement of certain performance targets.

(10)	Includes 39,324 shares underlying options that are exercisable within 60 days of April 1, 2006, and 80,000 unvested shares of restricted stock, 30,000 of which vest subject to the Company’s achievement of certain performance targets.

(11)	Includes 111,886 shares underlying options that are exercisable within 60 days of April 1, 2006, and 80,000 unvested shares of restricted stock, 30,000 of which vest subject to the Company’s achievement of certain performance targets.

(12)	Includes 5,347 shares underlying options that are exercisable within 60 days of April 1, 2006.

(13)	Includes 964,819 shares underlying options that are exercisable within 60 days of April 1, 2006, and 480,000 unvested shares of restricted stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Gymboree’s executive officers, directors and persons who own more than 10% of a registered class of Gymboree’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the National Association of Securities Dealers. Executive officers, directors and greater than 10% stockholders are also required by SEC rules to furnish Gymboree with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received by the Company and written representations from certain reporting persons, the Company believes that all such reports were filed on a timely basis during fiscal year 2005, except that Mr. McCauley inadvertently filed a late report with respect to one transaction involving stock options granted on February 7, 2005.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee generally oversees our compensation programs and policies. The Compensation Committee’s functions include:

•	Determining the compensation of our Chief Executive Officer;

•	Approving all other executive officers’ compensation, including salary and payments under our bonus programs, in each case based in part upon the recommendations of our Chief Executive Officer;

•	Granting awards under our long-term incentive plans; and

•	Administering and periodically reviewing all of our annual bonus, long-term incentive compensation, employee pension and welfare benefit plans.

Compensation Philosophy and Policies

In compensating our executive officers, including our Chief Executive Officer, the Company pays competitive base salaries and ties a significant portion of compensation to the Company’s short-term and long-term performance. The Compensation Committee believes this approach is a key factor in attracting and retaining capable leadership and provides an appropriate incentive to executive officers to continually strive to increase the Company’s long-term profitability and stockholder value. Specifically, the Company’s compensation policies are intended to:

•	attract, motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value;

•	align the interest of the Company’s executive officers with those of its stockholders; and

•	support a performance-oriented environment that recognizes individual performance as well as the achievement of our specific goals.

Our compensation philosophy reflects our key strategic imperatives and talent needs in light of the unique nature of our business. We are committed to maintaining a performance-based culture with shared accountability throughout the Company. We believe that basing the incentive portion of executive compensation on the performance of the Company ensures alignment with the interests of our stockholders.

The Company has not entered into written employment agreements with any of its executive officers.

Compensation Structure

The components of our executive compensation program are:

•	base salary;

•	discretionary and performance-based bonuses and performance-based, short-term cash incentive awards;

•	long-term equity incentives; and

•	other benefits and programs.

The Compensation Committee’s annual review of the components and total value of the compensation of our executive officers generally relies on both quantitative and qualitative indicators of individual and Company performance in determining total compensation. These factors include the achievement of pre-established corporate earnings targets, expense ratios, store openings, performance relative to certain competitors, and the achievement of business objectives and strategic initiatives, particularly with respect to our newly established operating divisions.

Base Salary

The Compensation Committee generally reviews and approves salaries for the executive officers, including the Chief Executive Officer, on an annual basis, usually in the first fiscal quarter. The Compensation Committee generally uses a peer group to benchmark pay levels that is selected by it in consultation with our compensation consultants, one of whom is hired by and reports directly to the Compensation Committee. The peer group includes a cross section of companies in the retail apparel sector with annual sales, market capitalizations and ownership profiles comparable to ours. The peer group used by the Compensation Committee is not the same as the SEC-defined peer group used for the performance graph included in this Proxy Statement. The Compensation Committee targets compensation paid to the executive officers at the median, with a few exceptions, in comparison to the range of salaries offered by these peer companies. In order to ensure a performance-based culture, the Compensation Committee believes that base salary should make up approximately 25% to 40% of the total compensation available to an executive officer in a year where the performance targets set by the Compensation Committee have been met or exceeded. The Compensation Committee believes that these compensation levels are necessary to retain key executive officers.

Discretionary and Performance-Based Bonuses and Performance-Based Short-Term Cash Incentive Awards

The annual bonus plan (the “Bonus Plan”), which is administered under The Gymboree Corporation 2004 Equity Incentive Plan, has been implemented to provide executive officers and other employees the opportunity to earn incentive bonuses based on the Company’s quarterly and annual performance. The purpose of the Bonus Plan is to attract, retain, motivate and reward participants by directly linking the amount of a cash bonus under the Bonus Plan to specific financial goals. To this end, the Compensation Committee approves specific performance targets and bonus percentages (of a participant’s base salary). The performance targets are uniform for most participants. The bonus percentage for a participant increases as the participant’s level of responsibility increases.

Bonuses are paid quarterly if the quarter’s performance targets are met. Bonus payments in fiscal year 2005 ranged from 25% to 125% of the target payout amount depending on how actual performance compared to the established performance targets. Bonus amounts above 100% of the target payout amount for any quarter are paid after the end of the fiscal year. An executive officer must be employed at the end of the applicable period to receive a quarterly bonus payment and must be employed at the end of the fiscal year to receive bonus payments above 100% of the target payout amounts.

For fiscal year 2005, the Bonus Plan provided for payment of cash bonuses based on a specified target payout level and the achievement of the quarterly and annual performance targets. Actual bonuses for executive officers for fiscal year 2005 under the Bonus Plan were payable at 125% of the target payout amount for each fiscal quarter.

We also pay discretionary cash bonuses to reward our executive officers for exceptional performance.

Long-Term Equity Incentives

We use stock options and restricted stock awards as long-term incentives to reward and retain executive officers as well as other key employees. The equity-based awards are intended to create a vital long-term partnership between our executive officers and the Company’s other stockholders. Since we award stock options having an exercise price equal to the market price of our common stock at the time of grant, the option grants provide value only when the price of our common stock increases above that price, thereby tying awards to the future performance of our common stock. Restricted stock awards encourage retention and also serve to directly tie compensation to our performance since an increase in the stock price results in a benefit to the holder of our restricted stock. In addition, because our stock options and restricted stock awards generally vest over a period of years so long as the holder remains employed by us, these awards assist us in retaining our executive officers and other key employees. In addition, in February 2006 we granted restricted stock awards to executive officers that begin time-based vesting only if specified performance goals are met.

In determining the size and type of an equity incentive award for an executive officer, the Compensation Committee generally considers many factors in addition to those discussed above, including (1) performance by the individual; (2) value of equity awards required from a competitive point of view to retain the services of the executive officer; (3) the challenges that would be created for our businesses if the executive officer were to leave; (4) market data for comparable companies; (5) the value of equity awards currently held by such executive officer; (6) the retention value of the award; and (7) the dilutive effect of the award on our stockholders. Stock options and restricted stock awards are granted to executive officers periodically and generally vest over four years following the grant date. Our performance-based restricted stock awards contain one or more performance targets which must be satisfied or none of the award will vest. If the performance targets are satisfied, the award will then continue to vest over the four year vesting period.

In fiscal year 2005, we continued to reduce the number of shares used for equity awards by limiting those awards to executive officers for whom retention and other long-term incentives are more effective. As a result, we reduced the number of shares subject to equity awards granted in fiscal year 2005 by 42% compared to the number of shares subject to equity awards granted in fiscal year 2004.

In fiscal year 2006, the Compensation Committee intends to continue to limit the number of shares used for equity awards and has committed that the number of shares used for each of the next three fiscal years will not exceed 4.12% of the Company’s outstanding shares. Further, in choosing the type of equity award, the Compensation Committee will continue to decrease its reliance on stock options in favor of restricted stock awards, primarily performance-based restricted stock awards. The Compensation Committee believes that performance-based restricted stock is a better vehicle for retention and provides more effective long-term incentives. We expect that most of the restricted stock awards will have performance-based vesting coupled with time based vesting, though time-based vesting may be used alone in appropriate situations such as when retention is the primary and immediate objective. The Compensation Committee made performance-based restricted stock awards to several key members of senior management in February 2006, including the Chief Executive Officer as discussed below. In two of these awards, including the award to our Chief Executive Officer, all of the restricted stock has performance-based vesting coupled with time-based vesting over a four year period from the grant date. In two other awards, a portion of the restricted stock has only time-based vesting in order to enhance the retention feature of the overall package in light of the need to retain our key senior executive officers during the transition in senior management in fiscal year 2006.

Other Benefits and Programs

Executive officers are allowed to participate in the Company’s 1993 Employee Stock Purchase Plan on the same basis as other employees. Medical, dental and life insurance premiums for executive officers are paid by the Company. Certain other benefit programs and 401(k) plan matching that are made available to salaried employees are also made available to executive officers. Executive officers are participants in both the Management Change of Control Plan and the Management Severance Plans. From time to time, certain executive officers have received automobile allowances and other special benefits, such as reimbursement of moving expenses, housing allowances and reimbursement of closing costs for real estate purchases.

Compensation of the Chief Executive Officer

In January 2006, the Board promoted Matthew K. McCauley to serve as our Chief Executive Officer. Our former Chief Executive Officer, Lisa M. Harper, was appointed to the newly created position of Chief Creative Officer. Ms. Harper continues to serve as the Chairman of the Company’s Board of Directors.

The Compensation Committee reviewed the compensation of Ms. Harper several times during fiscal year 2005. The Compensation Committee did not increase Ms. Harper’s base salary for fiscal year 2005 or fiscal year 2004 and continued to target increases in her total compensation directly to the performance of the Company. In March 2005, the Compensation Committee granted Ms. Harper an option to purchase 100,000 shares in recognition of her contributions with respect to the Company’s newer divisions, particularly Janie and Jack, and to provide short-term incentives for fiscal year 2005. In February 2006, the Compensation Committee approved a discretionary cash bonus payment to Ms. Harper of $500,000 in recognition of her contributions to the significant improvement in the operating performance of the Company during fiscal year 2005, the performance of the Janie and Jack division and the new Gymboree Outlet division, and the continued development of a strong and cohesive management team and a plan for succession.

The Compensation Committee reviewed the compensation of Mr. McCauley several times during fiscal year 2005. In connection with his promotion to President in June 2005, Mr. McCauley received an increase in annual base salary, an increase in his bonus percentage under the Bonus Plan, and an award of 50,000 shares of restricted stock, 25,000 shares to vest in June 2007 and 25,000 shares to vest in June 2009.

In connection with his promotion to Chief Executive Officer in January 2006, Mr. McCauley received an increase in annual base salary and an increase in his bonus percentage under the Bonus Plan. In February 2006, the Compensation Committee granted Mr. McCauley an award of 180,000 shares of restricted stock. The entire award is subject to the satisfaction of specific performance targets for fiscal year 2006. If those performance targets are satisfied, the restricted stock will vest over four years from the grant date. The Compensation Committee made this award in recognition of Mr. McCauley’s extraordinary contributions throughout fiscal year 2005, to align his interests with those of the Company’s stockholders, and to provide a long-term incentive for Mr. McCauley to continue to grow earnings and remain at the Company. In particular, the Compensation Committee believes it imperative to provide appropriate incentives for the retention of Mr. McCauley and the other key executive officers to whom restricted stock awards were made in light of both the need for stability and a smooth transition in the management team as a result of Ms. Harper’s move to the position of Chief Creative Officer, as well as the attention paid to the Company’s senior executives as a result of the Company’s success in fiscal year 2005.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company’s chief executive officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit.

The Compensation Committee intends to retain the flexibility necessary to provide total compensation in line with our competitors and the market, our compensation philosophy and the best interests of the Company and our stockholders. To the extent there is no adverse effect on our ability to provide compensation in line with our philosophy and practices, it is the Compensation Committee’s policy to minimize executive compensation expense that is non-deductible by Gymboree for tax purposes. Other than $265,938 paid to Ms. Harper, none of the compensation paid for fiscal year 2005 was non-deductible as a result of Section 162(m).

THE COMPENSATION COMMITTEE

Gary M. Heil, Chairman
John C. Pound

PERFORMANCE GRAPH

The following line graph compares the annual percentage change in the cumulative total stockholder return for Gymboree’s common stock with the Nasdaq U.S. Index and a SEC-defined peer group of companies identified as SIC Code 5600 whose primary business is the operation of apparel and accessory retail stores (the “Peer Group”). The graph assumes that $100 was invested in Gymboree’s common stock on February 3, 2001. In accordance with the guidelines of the SEC, the stockholder return for each entity in the Peer Group has been weighted on the basis of market capitalization as of each measurement date set forth in the graph. The information in the graph is provided in annual intervals. Historical stock price performance should not be considered indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG THE GYMBOREE CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

	Cumulative Total Return
	2/3/01	2/2/02	2/1/03	1/31/04	1/29/05	1/28/06
THE GYMBOREE CORPORATION	100.00	95.07	95.07	97.47	83.67	165.67
NASDAQ STOCK MARKET (U.S.)	100.00	71.63	50.03	78.03	78.06	88.09
PEER GROUP	100.00	76.52	65.80	96.73	118.36	139.15

EXECUTIVE COMPENSATION

The following table shows the compensation earned during fiscal years 2003, 2004 and 2005 by each of the Named Executive Officers. Bonus compensation is reported in the fiscal year in which the compensation was earned.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Total Compensation ($)(1)	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s)($)	Securities Underlying Options (#)(2)	All Other Compensation ($)
Matthew K. McCauley (3) Chief Executive Officer	2005 2004 2003	1,444,830 379,439 257,439	380,250 300,000 204,808	385,699 50,500 41,250	— — 500	659,500 — —	100,000 125,000 25,000	19,381 28,929 10,881

Lisa M. Harper (4) Former Chief Executive Officer; Chairman of the Board and Chief Creative Officer	2005 2004 2003	1,917,705 784,071 659,879	645,000 645,000 645,000	1,255,859 120,938 —	9,684 10,867 9,386	— — —	100,000 450,000 200,000	7,162 7,266 5,492

Kip M. Garcia (5) President	2005 2004	608,448 221,767	309,558 215,385	279,602 —	— —	— —	— 100,000	19,288 6,382

Blair W. Lambert (6) Chief Operating Officer and Chief Financial Officer	2005 2004	799,415 652,439	385,000 22,212	397,031 —	750 —	— 630,000	100,000 115,000	16,634 227

Marina Armstrong (7) Senior Vice President, Stores, Human Resources and Loss Prevention, and Secretary	2005 2004 2003	632,145 379,722 254,932	323,115 300,000 246,058	289,556 48,750 —	— — 1,651	— — —	25,000 100,000 30,000	19,474 30,972 7,223

Lynda Gustafson (8) Vice President and Corporate Controller	2005 2004 2003	311,266 165,180 165,779	200,000 149,710 162,981	98,901 8,481 —	— — —	— — —	20,000 7,000 10,000	12,365 6,989 2,798

Lisa Bayne (9) Senior Vice President, Brand	2005 2004 2003	431,781 374,898 151,624	168,600 311,538 50,237	253,220 48,750 100,000	— — —	— — —	— 45,000 100,000	9,961 14,610 1,387

(1)	Excluding the value of securities underlying options.

(2)	Please refer to “Option Grants in Fiscal Year 2005” table below.

(3)	“All Other Compensation” for fiscal year 2005 with respect to Mr. McCauley represents $7,483 for medical, life and disability insurance premiums paid by the Company for the benefit of the insured and $11,898 for Company contributions to the Company’s 401(k) plan. Approximately $2,412 from a prior year’s Company match under the Company’s 401(k) plan was refunded directly to Mr. McCauley in fiscal year 2005. “Restricted Stock Awards” represents 50,000 shares of restricted stock with a value of $1,242,500 at January 28, 2006. The restrictions with respect to one-half of the shares of restricted stock will lapse on each of June 13, 2007 and June 13, 2009. If declared by the Board, dividends will be paid with respect to such shares of restricted stock.

(4)	“Other Annual Compensation” for fiscal year 2005 with respect to Ms. Harper represents $9,109 for car allowances and $575 paid to Ms. Harper as reimbursement for financial planning services utilized by Ms. Harper. “All Other Compensation” for fiscal year 2005 with respect to Ms. Harper represents medical, life and disability insurance premiums paid by the Company for the benefit of the insured.

(5)	Mr. Garcia was hired by the Company on April 26, 2004. “All Other Compensation” for fiscal year 2005 with respect to Mr. Garcia represents $8,383 for medical, life and disability insurance premiums paid by the Company for the benefit of the insured and $10,905 for Company contributions to the Company’s 401(k).

(6)	Mr. Lambert was hired by the Company on January 10, 2005. “Other Annual Compensation” for fiscal year 2005 with respect to Mr. Lambert represents amounts paid to Mr. Lambert as reimbursement for financial planning services utilized by Mr. Lambert. “All Other Compensation” for fiscal year 2005 with respect to Mr. Lambert represents $8,390 for medical, life and disability insurance premiums paid by the Company for the benefit of the insured and $8,244 for Company contributions to the Company’s 401(k) plan. “Restricted Stock Awards” represents 50,000 shares of restricted stock with a value of $1,242,500 at January 28, 2006. The restrictions with respect to one-half of the shares of restricted stock will lapse on January 10, 2007 and with respect to 1/48th of the shares monthly thereafter over the next 2 years. If declared by the Board, dividends will be paid with respect to such shares of restricted stock.

(7)	“All Other Compensation” for fiscal year 2005 with respect to Ms. Armstrong represents $7,840 for medical, life and disability insurance premiums paid by the Company for the benefit of the insured and $11,634 for Company contributions to the Company’s 401(k) plan. Approximately $2,113 from a prior year’s Company match under the Company’s 401(k) plan was refunded directly to Ms. Armstrong in fiscal year 2005.

(8)	“All Other Compensation” for fiscal year 2005 with respect to Ms. Gustafson represents $5,997 for medical, life and disability insurance premiums paid by the Company for the benefit of the insured and $6,368 for Company contributions to the Company’s 401(k) plan. Approximately $870 from a prior year’s Company match under the Company’s 401(k) plan was refunded directly to Ms. Gustafson in fiscal year 2005.

(9)	Lisa Bayne was hired by the Company on December 1, 2003, and resigned from the Company effective August 10, 2005. “Bonus” for fiscal year 2005 with respect to Ms. Bayne includes $155,720 in severance payments. “All Other Compensation” for fiscal year 2005 with respect to Ms. Bayne represents $4,526 for medical, life and disability insurance premiums paid by the Company for the benefit of the insured and $5,435 for Company contributions to the Company’s 401(k) plan.

OPTION GRANTS IN FISCAL YEAR 2005

The following table sets forth certain information with respect to stock option grants during fiscal year 2005 to the Named Executive Officers.

	Individual Grants						Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term ($)(3)
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price		Expiration
Name	Granted (#)(1)	(%)(2)		($/Share)		Date	5%	10%
Matthew K. McCauley	50,000 50,000	5.4 5.4	% %	$ $	12.00 12.24	2/07/2015 3/21/2015	377,337 384,884	956,245 975,370

Lisa M. Harper	100,000	10.9%			$12.24	3/21/2015	769,767	1,950,741
Kip M. Garcia	—	—			—	—	—	—
Blair W. Lambert	100,000	10.9%			$12.24	3/21/2015	769,767	1,950,741
Marina Armstrong	25,000	2.7%			$12.24	3/21/2015	192,442	487,685
Lynda Gustafson	20,000	2.2%			$12.00	2/07/2015	150,935	382,498
Lisa Bayne	—	—			—	—	—	—

(1)

Except for the options granted to Ms. Harper, the options granted to the Named Executive Officers during fiscal year 2005 have ten-year terms and will vest and become exercisable at 1/48th per month. Ms. Harper’s options fully vested upon the grant date. Option grants made on initial hiring typically vest 25% on the first anniversary and 1/48th per month thereafter. Grants to existing employees typically vest at a rate of 1/48th per month from the date of grant (if the employee has been employed for one year). In the event of a “Change of Control” as defined in the Company’s 2004 Equity Incentive Plan and the Company’s 1993 Stock Option Plan, as amended, the options will vest 100% and will be settled for cash upon the occurrence of the Change of Control, according to a formula set forth under the 2004 Equity Incentive Plan and the 1993 Stock Option Plan.

(2)	Based on an aggregate of 919,000 options granted to employees of Gymboree under the 2004 Equity Incentive Plan during fiscal year 2005.

(3)	In accordance with the rules of the SEC, the potential realizable value over the term of the option (the period from the grant date to the expiration date) is based on SEC-mandated assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company’s estimates of the Company’s future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Company’s common stock.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2005 AND YEAR-END OPTION VALUES

The following table sets forth information regarding option exercises by the Named Executive Officers in fiscal year 2005, and unexercised stock options held by the Named Executive Officers as of the end of fiscal year 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (1)
			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Matthew K. McCauley	117,980	893,650	11,982	176,038	132,023	2,083,165
Lisa M. Harper	365,919	5,756,664	722,709	307,291	8,012,373	3,206,877
Kip M. Garcia	—	—	36,458	63,542	356,850	678,650
Blair W. Lambert	40,000	414,874	22,448	155,052	219,815	1,923,825
Marina Armstrong	27,291	405,242	93,971	100,624	824,234	1,108,953
Lynda Gustafson	16,957	137,446	6,960	26,541	56,644	314,070
Lisa Bayne	54,375	149,946	—	—	—	—

(1)	Value is based on the $24.85 per share closing price of Gymboree’s common stock on the Nasdaq Stock Market on January 27, 2006, the last trading day of fiscal year 2005, less the exercise price. The last day of the Company’s fiscal year was Saturday, January 28, 2006.

TERMINATION OF EMPLOYMENT AND

CHANGE-OF-CONTROL ARRANGEMENTS AND EMPLOYMENT CONTRACTS

Gymboree offers its executives certain benefits under its Management Change of Control Plan, its Management Severance Plan for persons hired prior to November 2000 (the “First Management Severance Plan”) and its Management Severance Plan for persons hired during or after November 2000 (the “Second Management Severance Plan”). Executive officers who participate in the Management Change of Control Plan are eligible to receive certain lump-sum payments and continued benefits if their employment terminates on an involuntary basis other than for cause within a specified period (either twelve or eighteen months) following a Change of Control of the Company (as defined below). In accordance with the Management Change of Control

Plan, if any of the Named Executive Officers is terminated involuntarily, other than for death, disability or cause, at any time within 18 months following a change of control, such Named Executive Officer, other than Lynda Gustafson, will be eligible to receive a payment equal to three times his/her annual salary and a pro-rated bonus, in a single lump sum payment, less applicable taxes, and benefits coverage for 18 months. Ms. Gustafson will be eligible to receive a payment equal to two times her annual salary and a pro-rated bonus, in a single lump sum payment, less applicable taxes, and benefits coverage for 18 months. Under the Management Change of Control Plan, an employee will generally be deemed to have been involuntarily terminated other than for cause upon (i) a significant reduction in title, duties or responsibilities, (ii) a greater than 10% reduction in annual base salary or in the annual maximum dollar amount of potential cash bonuses, (iii) a material reduction in the kind or level of employee benefits such that the overall benefits package is significantly reduced, (iv) a relocation to a place of employment more than 50 miles from the previous place of employment, or (v) the failure of the Company’s successor to assume the obligations of the Company under the Management Change of Control Plan.

Under the First Management Severance Plan, executives who are participants in the plan are eligible to receive certain lump-sum payments if their employment with Gymboree terminates on an involuntary basis unrelated to a Change of Control of the Company. Under the Second Management Severance Plan, executives who are participants in the plan are eligible to receive certain payments over a twelve-month period (subject to cessation or adjustment for any executives who accept employment offers elsewhere) if their employment with Gymboree terminates on an involuntary basis unrelated to a Change of Control of Gymboree. In accordance with The Second Management Severance Plan, Matthew K. McCauley, Kip M. Garcia, Blair W. Lambert and Lynda Gustafson will be eligible to receive a severance payment equal to 50% of gross base salary if involuntarily terminated other than for death, disability or cause, to be paid in equal monthly installments over a 12-month period (subject to cessation or adjustment for anyone who accepts employment offers elsewhere). Lisa M. Harper and Marina Armstrong are participants in the First Management Severance Plan, under which each will be eligible to receive a severance payment equal to 50% of her gross base salary if involuntarily terminated other than for death, disability or cause, to be paid in one lump sum. For purposes of each of Gymboree’s Management Severance Plans, an employee will generally be deemed to have been involuntarily terminated if terminated other than for cause or disability; provided, however, that an involuntary termination will not occur if the employee accepts non-comparable employment with Gymboree or is offered comparable employment with Gymboree.

For the purposes of the foregoing plans, a “Change of Control” of the Company is generally defined as (1) an acquisition of 50% or more of the voting power of the Company, (2) a change in the composition of the Board of the Company in a two-year period, without the approval of the “Incumbent Directors” (as defined in the plan), that results in fewer than a majority of the Incumbent Directors remaining in office, (3) the completion of a merger or consolidation where the existing stockholders of the Company do not hold more than 50% of the voting power of the surviving entity, or (4) the sale or disposition of all or substantially all of the assets of the Company.

In the event of a Change of Control, all outstanding awards under The Gymboree Corporation 1993 Stock Plan (the “1993 Plan”) and The Gymboree Corporation 2004 Equity Incentive Plan (the “2004 Plan”) will become immediately vested and exercisable on that date and will be terminated in exchange for cash payments calculated by a formula under the appropriate plan. The 1993 Plan and the 2004 Plan each define a “Change of Control” as the acquisition by any person other than Gymboree, a subsidiary of Gymboree or an employee benefit plan of Gymboree of 50% or more of the voting power of Gymboree’s outstanding securities, stockholder approval of a merger or consolidation where the existing stockholders of Gymboree would not hold more than 50% of the voting power of the surviving entity, a change in the Board such that the majority of directors are no longer “Incumbent Directors” as that term is defined in each plan, or stockholder approval of an agreement for the sale or disposition of all or substantially all the assets of Gymboree.

Under The Gymboree Corporation 1993 Amended and Restated Employee Stock Purchase Plan (“ESPP”), in the event of merger or sale of all or substantially all our assets, the option to purchase shares granted under the ESPP will be assumed and substituted for by the successor corporation, unless the Board determines in its sole discretion to shorten the offering period and set a new purchase date prior to such merger or sale of assets.

The Company has not entered into written employment agreements with any of its executive officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In July 2001, the Company entered into a promissory note with Lisa M. Harper, Gymboree’s former Chief Executive Officer and current Chief Creative Officer, under which she was obligated to repay the Company a principal sum of $115,000 at an interest rate of 5.50% per annum, compounded annually. The principal amount and all accrued interest of $142,464.83 was paid off in its entirety on July 25, 2005.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2005 with Gymboree’s management.

2.	The Audit Committee has discussed with Deloitte & Touche LLP, Gymboree’s independent registered public accounting firm during the fiscal year 2005, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees.

3.	The Audit Committee has received the written disclosures and the letter from its independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with its independent accountants, the independent accountants’ independence.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in Gymboree’s Annual Report on Form 10-K for the period ending January 28, 2006, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Daniel R. Lyle, Chairman
Barbara L. Rambo
William U. Westerfield

INDEPENDENT AUDITOR FEES AND SERVICES

The fees billed by Deloitte & Touche LLP for the indicated services performed during the fiscal years 2005 and 2004 were as follows:

	Fiscal 2005	Fiscal 2004
Audit Fees (1)	$895,000	$1,258,000
Audit-Related Fees (2)	$29,000	$45,000
Tax Fees (3)	$186,000	$364,000
All Other Fees (4)	$99,000	$93,000

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of Gymboree’s consolidated annual financial statements, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Gymboree’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Gymboree’s consolidated financial statements and are not reported under “Audit Fees.” In fiscal year 2005, these fees included fees for the audit of the Gymboree 401(k) plan. In fiscal year 2004, these fees included fees for various consultations, Sarbanes-Oxley readiness services, and the audit of Gymboree 401(k) plan.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. In fiscal year 2005, these fees included $94,000 for tax compliance and $92,000 for tax consultation. In fiscal year 2004, these fees included $206,000 for tax consultation and $197,000 for tax compliance.

(4)	All Other Fees consist of fees for products and services other than the services reported above. In fiscal year 2005, these included fees for services related to the liquidation of our legal entities in the United Kingdom and Ireland and fees related to the purchase of tax software products. In fiscal year 2004, these included fees related to the purchase of tax software products.

The Audit Committee has considered, and believes that, the non-audit services provided by Deloitte & Touche LLP as described above are compatible with maintaining Deloitte & Touche LLP’s independence as Gymboree’s principal accountants.

The Audit Committee has established a policy requiring its pre-approval of the retention of the Company’s independent registered public accounting firm for all audit, review or attest engagements and all such non-audit services as the independent registered public accounting firm is permitted to provide Gymboree, as well as its approval of all fees for such services, other than de minimus non-audit services allowed by applicable law.

PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE GYMBOREE CORPORATION 2004 EQUITY INCENTIVE PLAN

The Company’s Board is seeking stockholder approval of an amendment to The Gymboree Corporation 2004 Equity Incentive Plan (including the amendment that is the subject of this Proposal Two, the “2004 Plan”) to increase the number of shares reserved for issuance by 500,000 shares.

As of April 1, 2006, 445,566 shares were reserved and available for issuance under the 2004 Plan, in addition to the 500,000 shares for which Gymboree is seeking stockholder approval. As of the same date, 1,843,693 shares under the 2004 Plan are subject to outstanding options and restricted stock units, and 1,323,656 shares under The Gymboree Corporation 2002 Amended and Restated Stock Incentive Plan (the “2002 Plan”) and 563,378 shares under The Gymboree Corporation 1993 Stock Option Plan (the “1993 Plan”) are subject to outstanding options, for a total of 3,730,727 shares. Shares subject to these outstanding options or units that are not actually issued and delivered when an option or unit is forfeited, settled for cash or otherwise terminated, or when shares are withheld by or tendered to the Company in connection with the exercise of an option or in connection with the satisfaction of tax withholding obligations, will become available for grant under the 2004 Plan.

The Board believes that compensation in the form of equity incentives correlates management’s interests with those of an owner and creates a partnership between the Company’s key employees and its stockholders that motivates those employees to strive to improve the long-term performance of the Company and to achieve our long-term strategic objectives. Based on estimated usage rate, the Company currently anticipates depleting the shares currently available for issuance under the 2004 Plan by the end of fiscal year 2006. The Company anticipates that with the additional 500,000 shares for which the Company is seeking stockholder approval, the Company will have sufficient shares for equity compensation until the 2008 annual meeting of stockholders and stockholder approval for additional shares will be sought at that time. While adding 500,000 shares to the 2004 Plan will increase the potential dilution represented by the 2004 Plan, the Board believes that the potential dilution represented by the Company’s equity compensation plans is within the norms for the Company’s industry. In addition, the Company will limit the number of shares used for equity compensation awards so that the number of shares subject to awards granted in each of the next three fiscal years will not exceed 4.12% of the Company’s outstanding shares (measured as of the end of each fiscal year).

The Company plans to use the additional 500,000 shares for which the Company is seeking stockholder approval to recruit, retain, motivate and reward key contributors, including key executive officers. If the amendment to the 2004 Plan is not approved by the Company’s stockholders, awards will continue to be made under the 2004 Plan to the extent shares are available.

A copy of the 2004 Plan, as approved by the Board on April 25, 2006, and which will be effective upon receipt of approval from the stockholders, is attached to this proxy statement as Appendix B and is incorporated by reference. The following description of the 2004 Plan is a summary and does not purport to be a complete description. See Appendix B for more detailed information.

Description of the 2004 Plan

Purpose

The purpose of the 2004 Plan is to attract, retain and motivate the Company’s employees, officers and directors by providing them the opportunity to acquire a proprietary interest in the Company’s business and to link their interests and efforts to the long-term interests of the Company’s stockholders.

Administration

The 2004 Plan is administered by the Board or the Compensation Committee of the Board. The Compensation Committee has the authority to administer the 2004 Plan, including, among other things, the power to select individuals to whom awards are granted, to determine the types of awards and the number of shares subject to each award, to set the terms, conditions and provisions of such awards, to cancel or suspend awards and to establish procedures pursuant to which the payment of any such awards may be deferred. The Compensation Committee may delegate to one or more of the Company’s officers, to the extent permitted by Delaware law, the right to grant awards with respect to employees who are not officers or directors.

Eligibility

Awards may be granted under the 2004 Plan to the Company’s employees, officers, directors, consultants, agents, advisors and independent contractors. As of April 1, 2006, approximately 8,500 individuals were eligible to participate in the 2004 Plan.

Types of Awards

The 2004 Plan permits the granting of any or all of the following types of awards: (1) incentive and nonqualified stock options, (2) stock appreciation rights, (3) stock awards, restricted stock awards and stock units, (4) performance shares and performance units conditioned upon meeting performance criteria, and (5) other stock- or cash-based awards.

Stock Options. Stock options entitle the holder to purchase a specified number of shares of the Company’s common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the option grant. The exercise price of stock options under the 2004 Plan must be at least 100% of the fair market value of the Company’s common stock on the date of the grant. The Compensation Committee will fix the term of each option. Each option will be exercisable at such time or times as determined by the Compensation Committee. Options may be exercised, in whole or in part, by payment in full of the purchase price either in cash, delivery of shares of common stock or delivery of other consideration, or by any combination of cash, stock and other consideration as may be determined by the Compensation Committee. Options may also be exercised by means of a broker-assisted cashless exercise.

After termination of service, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the option agreement. If no such period of time is stated in a participant’s option agreement, a participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than cause, death or disability and (ii) one year following his or her termination due to death or disability. If a participant is terminated for cause, all options generally will automatically expire. If a participant dies after termination of service but while an option is still exercisable, the portion of the option that was vested and exercisable as of the date of termination will generally expire on the one-year anniversary of the participant’s death. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights (“SARs”). SARs may be granted alone (“freestanding”) or in addition to other awards and may, but need not, relate to a specific option granted under the 2004 Plan. Upon exercise of a SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. The Compensation Committee may impose any conditions or restrictions on the exercise of a SAR as it deems appropriate, however, under the 2004 Plan the grant price of a freestanding SAR generally will not be less than the fair market value of a share of common stock on the date of grant, and the term will not be more than ten years. Payment upon such exercise will be in cash, stock, other property or any combination of cash, stock or other property as determined by the Compensation Committee. Any related option will no longer be exercisable to the extent the SAR has been exercised, and the related SAR will generally be canceled to the extent the option has been exercised.

Stock Awards, Restricted Stock and Stock Units. Awards of shares of stock, or awards designated in units of stock, may be granted and may be made subject to forfeiture restrictions at the Compensation Committee’s discretion, which the Compensation Committee may waive at any time in its sole discretion. Until the lapse of any restrictions, recipients may not dispose of their restricted stock. Upon termination of employment during the restriction period, all shares of restricted stock still subject to restriction will be forfeited, subject to any exceptions that may be authorized by the Compensation Committee.

Performance Awards. Performance awards may be in the form of performance shares, which are units valued by reference to shares of stock, or performance units, which are units valued by reference to property other than stock. Performance shares or performance units may be payable upon the attainment of performance criteria and other terms and conditions established by the Compensation Committee, and the amount of any payment may be adjusted on the basis of such further consideration as the Compensation Committee determines. Performance awards may be paid entirely or in any combination of cash, stock or other property, in the discretion of the Compensation Committee.

Other Stock- or Cash-Based Awards. The Compensation Committee is also authorized to grant to participants, either alone or in addition to other awards granted under the 2004 Plan, incentives payable in cash or in shares of the Company’s common stock subject to terms and conditions determined by the Compensation Committee.

Shares Subject to the 2004 Plan

Number of Shares Reserved for Issuance. The 2004 Plan authorizes the issuance of up to 2,190,000 shares of common stock. In addition, up to an additional 1,887,037 shares of common stock subject to outstanding options under the 2002 Plan and the 1993 Plan, to the extent those options are not exercised or settled in shares, could become available for grant under the 2004 Plan. Shares of common stock covered by an award granted under the 2004 Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Shares relating to awards granted under the 2004 Plan that are forfeited, settled for cash or otherwise terminated and shares withheld by or tendered in connection with the exercise of an option or other award granted under the 2004 Plan or in connection with the satisfaction of tax withholding obligations relating to awards or exercises of options or other awards are available for grant under the 2004 Plan. Awards made or adjusted to assume or convert awards in connection with acquisition transactions will not reduce the number of shares authorized for issuance under the 2004 Plan. The shares of stock deliverable under the 2004 Plan will consist of authorized and unissued shares. The Compensation Committee may adjust the aggregate number of shares or the awards under the 2004 Plan in the event of a change affecting shares of common stock, such as a stock dividend, recapitalization, reorganization or merger.

Limitations on Use of Shares Subject to the 2004 Plan. The 2004 Plan contains limitations on the numbers of shares of common stock that may be awarded in any one year to certain participants and on the aggregate maximum number of shares of common stock that can be awarded under certain types of awards. The Compensation Committee may not make awards under the 2004 Plan to any single participant who is a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), in any calendar year that relate to more than 400,000 shares of the Company’s common stock, except that the Compensation Committee may make a one-time award to a newly hired or promoted covered employee relating to up to 400,000 shares of common stock. In addition, the Compensation Committee may not grant performance units to any single covered employee in any one calendar year with a maximum dollar value greater than $10,000,000. Under the 2004 Plan, the aggregate number of shares subject to awards that do not have performance goals or that are made in lieu of the payment of performance-based cash incentive awards, other than awards of stock options and SARs, may not exceed 50% of the maximum aggregate number of shares reserved for issuance under the 2004 Plan. In addition, the aggregate number of shares subject to awards that do not have restrictions or that have restrictions based solely on continuous employment or services for less than three years, other than awards of stock options and SARs, may not exceed 50% of the maximum aggregate number of shares reserved for issuance under the 2004 Plan.

Nonassignability of Awards

Unless the Compensation Committee determines otherwise, no award granted under the 2004 Plan may be sold, assigned, transferred, pledged or otherwise encumbered by a participant, other than by will, designation of a beneficiary in a manner established by the Compensation Committee, or the laws of descent and distribution. Each award may be exercisable, during the participant’s lifetime, only by the participant, or, if permissible under applicable law, by the participant’s guardian or legal representative.

Term, Termination and Amendment

Unless earlier terminated by the Board or the Compensation Committee, the 2004 Plan will terminate on June 16, 2014. The Board or the Compensation Committee may generally amend, alter, suspend, discontinue or terminate all or a portion of the 2004 Plan at any time, as long as the rights of a participant are not materially impaired without the participant’s consent, subject to stockholder approval to the extent necessary to comply with applicable law, stock exchange rules or regulatory requirements or, as determined by the Compensation Committee, to qualify with tax requirements. The Compensation Committee may amend the terms of any award granted, prospectively or retroactively, but cannot materially impair the rights of any participant without the participant’s consent. The Compensation Committee may not reprice options or SARs without stockholder approval. Also, generally, no change or adjustment may be made to an outstanding incentive stock option, without the consent of the participant, which would cause the incentive stock option to fail to continue to qualify as an incentive stock option under the Code.

Performance-Based Compensation under Section 162(m)

Under Section 162(m) of the Code, the Company is generally prohibited from deducting compensation paid to the Company’s Chief Executive Officer and four other most highly compensated executive officers in excess of $1,000,000 per person in any year. However, compensation that qualifies as performance-based is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit. In general, the Compensation Committee determines the terms and conditions of awards. If the Compensation Committee intends to qualify an award as “qualified performance-based compensation” under Section 162(m) of the Code, it may choose performance goals that include any or all of the following or any combination: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; inventory turns; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; store openings; growth and development of new concepts; market share; net income (including or excluding extraordinary items, restructuring charges or other expenses); return on invested capital; improvements in capital structure; customer satisfaction, employee satisfaction, services performance, cash management or asset management metrics; any individual performance objective measured solely in terms of quantitative targets related to the Company or its business; or any increase or decrease of one or more of the foregoing over a specified period. Performance goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time. Performance goals may relate to the performance of the Company, any subsidiary, any portion of the business, product line or any combination, relative to a market index, a group of companies (or their subsidiaries, business units or product lines), or a combination, all as determined by the Compensation Committee. The Compensation Committee will have absolute discretion to reduce the amount of the award payable to any participant for any period below the maximum award determined based on the attainment of performance goals. The Compensation Committee may decide not to pay any such award to a participant for a period, based on such criteria, factors and measures as the Compensation Committee in its sole discretion may determine, including but not limited to individual performance and the financial and other performance of the Company, a subsidiary, or other business unit.

Company Transaction and Change in Control

Restrictions on awards granted under the 2004 Plan will terminate in certain circumstances that constitute a change of control or a merger, stock or asset sale or similar Company transaction that does not involve a related party.

Change in Control. Under the 2004 Plan, a change in control of the Company means the occurrence of any of the following events:

•	An acquisition of beneficial ownership of 50% or more of either (a) the then outstanding shares of common stock of the Company or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company, or a related party transaction); or

•	A change in the composition of the Board during any two-year period such that the Incumbent Directors cease to constitute at least a majority (not including directors whose election was approved by more than half of the Incumbent Directors).

Under the 2004 Plan, to maintain all of the participants’ rights in the event of a change in control of the Company (as described below), unless the Compensation Committee determines otherwise with respect to a particular award:

•	Any options and stock appreciation rights will become fully exercisable and vested to the full extent of the original grant;

•	Any restrictions and deferral limitations applicable to any restricted stock or stock units will lapse;

•	All performance shares and performance units will be considered to be earned and payable in full at target levels, and any deferral or other restriction will lapse and such performance stock and performance units will be immediately settled or distributed;

•	Any restrictions and deferral limitations and other conditions applicable to any other awards will lapse, and such other awards will become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant; and

•	The Compensation Committee can provide a cash-out right for awards in connection with a change in control.

Company Transaction. Under the 2004 Plan, a Company transaction means the consummation of any of the following:

•	a merger or consolidation of Gymboree with or into any other company or other entity;

•	a sale in one transaction or a series of transactions undertaken with a common purpose of at least 50% of the Company’s outstanding voting securities; or

•	a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets.

Under the 2004 Plan, a related party transaction means a company transaction pursuant to which:

•	the beneficial ownership of Gymboree or the resulting company remains the same with respect to at least 50% of the voting power of the outstanding voting securities in substantially the same proportions as immediately prior to such Company transaction;

•	no entity (other than the Company or an affiliate) will beneficially own 50% or more of the outstanding shares of common stock of the resulting company or the voting power of the outstanding voting securities; and

•	the Company’s incumbent board will, after the Company transaction, constitute at least a majority of the board of the company resulting from such Company transaction.

Under the 2004 Plan, to maintain all of the participants’ rights in the event of a Company transaction that is not a change in control or a related party transaction, unless the Compensation Committee determines otherwise at the time of grant with respect to a particular award or elects to cash-out awards:

•	All outstanding awards (other than performance awards) become fully and immediately exercisable, and any restrictions or forfeiture provisions lapse, immediately prior to the Company transaction, unless such awards are converted, assumed, or replaced by the successor company; and

•	Performance awards earned and outstanding become payable in full at target levels and deferrals or other restrictions not waived by the Compensation Committee will remain in effect.

U.S. Federal Income Tax Consequences

The following briefly describes the United States federal income tax consequences of the 2004 Plan generally applicable to Gymboree and to participants who are United States citizens.

Stock Options

Nonqualified Stock Options. A participant will not recognize taxable income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options. A participant will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after his or her employment ends other than as a result of death (12 months in the case of disability), the participant will not recognize taxable income at the time of exercise (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a non-qualified stock option). If a participant sells or exchanges the shares after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the sale of the shares over the option exercise price). Additionally, the participant will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received upon disposition of the shares and the option exercise price increased by the amount of ordinary income, if any, the participant recognized.

With respect to both non-qualified stock options and incentive stock options, special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights

A participant will not recognize taxable income upon the grant of a SAR. Upon the exercise of a SAR, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the SAR.

Restricted Stock Awards

Upon receipt of a restricted stock award, a participant generally will recognize taxable ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid to Gymboree by the participant for the shares. However, no later than 30 days after a participant receives the restricted stock award, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid to Gymboree by the participant for the shares plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of election, if an election was made by the participant. If the participant forfeits the shares to Gymboree (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of the election. Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Performance Awards and Other Stock Unit Awards

A participant will not recognize taxable income upon the grant of a performance award. Upon the distribution of cash, shares or other property to a participant pursuant to the terms of a performance award, the participant will recognize taxable ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid to Gymboree by the participant with respect to the award. The tax consequences of other stock unit awards will depend upon the specific terms of each award.

Tax Consequences to Gymboree

In the foregoing cases, the Company generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under Section 162(m).

Tax Withholding

The Company is authorized to withhold from any award granted or payment due under the 2004 Plan the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. The Compensation Committee is authorized to establish procedures for election by participants to satisfy their obligations for the payment of withholding taxes by delivery of shares of the Company’s stock or by directing the Company to retain stock otherwise deliverable in connection with the award.

Other Information

A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the 2004 Plan are discretionary. The closing price of the Company’s common stock, as reported on the Nasdaq National Market on March 31, 2006, was $26.04 per share.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE GYMBOREE CORPORATION

2004 EQUITY INCENTIVE PLAN

PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE GYMBOREE CORPORATION 1993 EMPLOYEE STOCK PURCHASE PLAN

The Board is asking the stockholders to approve an amendment to The Gymboree Corporation 1993 Employee Stock Purchase Plan (including the amendment that is the subject of this Proposal Three, the “ESPP”). The Board voted to amend the ESPP on April 25, 2006, to increase the number of shares authorized for issuance under the ESPP by 150,000 shares (from 875,278 to 1,025,278 shares), effective only upon receipt of approval by the Company’s stockholders.

The Board suspended the ESPP during fiscal year 2005 and then reinstated the ESPP during the first quarter of fiscal year 2006. In addition, the Board approved the increase in the number of shares authorized for issuance under the ESPP because the Board determined that the ESPP provides a valuable opportunity for employees to acquire an ownership interest in Gymboree and provides stockholder value by aligning employee and stockholder interests. Approximately seven percent of the Company’s eligible employees participated in the ESPP in fiscal year 2006. The Board amended the ESPP to increase the number of shares reserved for issuance to permit employee participation in the ESPP to continue at historical levels and preserve the ESPP’s benefits.

A copy of the ESPP is attached to this Proxy Statement as Appendix C. The following description of the ESPP is a summary and does not purport to be a complete description. See Appendix C for more detailed information.

Description of The Gymboree Corporation 1993 Amended and Restated Employee Stock Purchase Plan

Purpose

The purpose of the ESPP is to provide employees of the Company and the Company’s designated subsidiaries with an opportunity to purchase the Company’s common stock through accumulated payroll deductions pursuant to a plan that qualifies for beneficial tax treatment under Code Section 423 as an “employee stock purchase plan.”

Administration

The ESPP may be administered by the Company’s Board or any committee appointed by the Board, or by one or more executive officers designated by the Board (the “plan administrator”). The plan administrator is authorized to administer and interpret the ESPP, subject in all cases to the limitations of Code Section 423, and such decisions and determinations will be binding on all participants.

Stock Subject to the ESPP

Under the ESPP, eligible employees may purchase shares of common stock through payroll deductions at a discount from market-price without incurring broker commissions. A maximum of 1,025,278 shares of common stock, subject to adjustments for stock splits, will be available for purchase under the ESPP, assuming the Company receives stockholder approval of the proposed amendment. The common stock issued under the ESPP will be from authorized but unissued shares of the Company’s common stock or from shares subsequently acquired as treasury shares.

Eligibility

To be eligible to participate in the ESPP, an employee must be employed by Gymboree at least 20 hours a week and may not own 5% or more of the combined voting power or value of Gymboree’s capital stock or that of any related corporation. The eligibility criteria may be changed by the plan administrator for future offering periods within the limits of Code Section 423 as described in the ESPP. Non-employee directors are not eligible to participate in the ESPP. As of April 1, 2006, approximately 2,468 employees were eligible to participate in the ESPP. Under the ESPP, no employee may purchase more than $25,000 worth of common stock (based on the fair market value of the common stock on the first day of the offering period) during any calendar year, no employee may purchase more than 2,000 shares during any purchase period, and the aggregate number of shares purchased under the ESPP in any purchase period may not exceed 200,000 shares.

Offering Periods and Purchase Periods

The ESPP is generally divided into 6-month offering periods with a new offering period beginning each January 1 and July 1 and ending on the next June 30 and December 31, respectively. Each offering period has one six-month purchase period beginning on January 1 and July 1 and ending on June 30 and December 31, respectively. The plan administrator can establish a different period for any future offering period. During the offering periods, participating employees accumulate funds in an account used to buy common stock through payroll deductions. Payroll deductions accrue at a rate of not less than 1% and not more than 10% of an employee’s base pay, overtime, shift premiums and commissions paid during each payroll period in a purchase period. At the end of each six-month purchase period, the purchase price is determined and the participating employee’s accumulated funds are used to purchase the appropriate whole number of shares of common stock. The purchase price per share of common stock is 85% of the lesser of (a) the fair market value of the common stock on the first day of the offering period and (b) the fair market value on the last trading day of the purchase period. “Fair market value” is defined in the ESPP as the closing sales price for that day as reported by Nasdaq. On March 31, 2006, the closing price of the Company’s common stock, as reported on the Nasdaq National Market, was $26.04 per share.

Effect of Termination

Employees who terminate their employment with the Company for any reason prior to the last trading day of a purchase period will not be allowed to acquire shares under the ESPP for that purchase period. Upon termination of employment, the Company will pay the balance in the employee’s account to the employee or to his or her estate without interest.

Transferability

Neither payroll deductions credited to an employee’s account under the ESPP nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the employee, other than by will or the laws of descent and distribution. However, a participant in the ESPP may designate a beneficiary to receive any shares or cash remaining in such employee’s account at the time of his or her death by providing written notice of such designation to the Company.

Change of Control

In the event of a merger or sale of all or substantially all of the Company’s assets, each option to purchase shares during an ongoing offering period will be assumed or substituted for by the successor corporation unless the Board determines in its sole discretion to shorten the offering period and set a new purchase date in lieu of such assumption or substitution. In the event of a proposed liquidation or dissolution, the offering period will terminate immediately prior to the consummation of such proposed action.

Amendment, Suspension and Termination of the ESPP

The Board has the power to amend, suspend or terminate the ESPP, except that the Board may not amend the ESPP without stockholder approval if such approval is required under Code Section 423. Unless sooner terminated, the ESPP will terminate on February 11, 2013.

Federal Income Tax Consequences

The Company intends that the ESPP qualify as an “employee stock purchase plan” under Code Section 423. The following discussion is only a brief summary of the material federal income tax consequences to the Company and the participating employees in the United States in connection with the ESPP. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on the Code as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The discussion does not address the consequences of applicable state, local or foreign tax laws.

Under the Code, the Company is deemed to grant employee participants in the ESPP an “option” on the first day of each offering period to purchase as many shares of the Company’s common stock as the employee will be able to purchase with the payroll deductions credited to his or her account during the offering period. On the last day of each six-month offering period, the purchase price is determined and the employee is deemed to have exercised the “option” and purchased the number of shares of common stock his or her accumulated payroll deductions will purchase at the purchase price.

The amounts deducted from a participating employee’s pay pursuant to the ESPP will be included in the employee’s compensation and be subject to federal income and employment tax. Generally, no additional income will be recognized by the employee either at the beginning of the offering period, when the “option” is granted or at the time the employee purchases shares of common stock pursuant to the ESPP.

The required holding period for favorable federal income tax treatment upon disposition of common stock acquired under the ESPP is the later of (1) two years after the deemed “option” is granted (the first day of an offering period), and (2) one year after the deemed “option” is exercised and the common stock is purchased (the last day of an offering period). When the common stock is disposed of after this period, or after the employee’s death if the employee dies while holding the common stock (a “qualifying disposition”), the employee (or in the case of death the employee’s estate) realizes ordinary income to the extent of the lesser of (a) the amount by which the fair market value of the common stock at the time the deemed “option” was granted exceeded the “option price,” and (b) the amount by which the fair market value of the common stock at the time of the disposition exceeded the “option price.” The “option price” is equal to 85% of the lesser of the fair market value of the common stock on the first day of the offering period and the fair market value of the common stock on the last day of the offering period. Thus, the maximum amount of gain taxable as ordinary income is the amount of the 15% discount measured as of the last day of an offering period. Any further gain recognized on a qualifying disposition will be long-term capital gain. If the sale price is less than the option price, there is no ordinary income and any loss recognized generally will be a long-term capital loss.

When an employee sells or disposes of the common stock (including by way of most gifts) before the expiration of the required holding period (a “disqualifying disposition”), the employee recognizes ordinary income to the extent of the difference between the price actually paid for the common stock and the fair market value of the common stock at the date the option was exercised (the last day of an offering period), regardless of the price at which the common stock is sold. Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the employee held the shares more than 12 months. If the sale price is less than the fair market value of the common stock at the date of exercise, then the employee will have a capital loss equal to such difference. Even though an employee must treat part of his or her gain on a qualifying disposition of the common stock as ordinary income, the Company may not take a business deduction for such amount. However, if an employee makes a disqualifying disposition, the amount of income that the employee must report as ordinary income qualifies as a business deduction for the Company for the year of such disposition.

Other Information

Because participation in the ESPP is entirely within the discretion of the eligible employees, a new plan benefits table, as described in the federal proxy rules, is not provided. Because the Company cannot predict the participation levels by employees, the rate of employee contributions or the eventual purchase price under the ESPP, it is not possible to determine the value of benefits that may be obtained by executive officers and other employees under the ESPP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE GYMBOREE CORPORATION 1993 EMPLOYEE STOCK PURCHASE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information with respect to the shares of the Company’s common stock that were authorized for issuance under all of the Company’s equity compensation plans in effect as of the end of fiscal year 2005. The table does not include shares that will be authorized pursuant to the amendment to the 2004 Plan or the amendment to the ESPP, both of which are described above and submitted to the stockholders for approval at the Annual Meeting. The Company does not have any equity compensation plans that have not been approved by the Company’s stockholders.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders	3,870,617	(1)	$14.5082	1,052,178	(1)(2)(3)(4)

Equity Compensation Plans Not Approved by Stockholders	—		—	—

Total	3,870,617	(1)	$14.5082	1,052,178	(1)

(1)	The data in this table is as of end of fiscal year 2005. Please see Proposals 2 and 3 in this Proxy Statement for more recent data.

(2)	Consists of 962,363 and 89,815 shares of common stock remaining available for issuance under The Gymboree Corporation 2004 Equity Incentive Plan and 1993 Employee Stock Purchase Plan, respectively.

(3)	From the inception of the 2004 Equity Incentive Plan to the end of fiscal year 2005, 214,304 shares that were subject to options under The Gymboree Corporation 1993 Stock Option Plan became available for issuance under the Company’s 2004 Equity Incentive Plan when those options expired without having been exercised and 1,180,535 shares became available for issuance under the Company’s 2004 Equity Incentive Plan that were either previously available for issuance and not subject to outstanding options under The Gymboree Corporation 2002 Stock Incentive Plan or subject to options under the Company’s 2002 Stock Incentive Plan that expired without having been exercised. Up to 2,075,381 shares that are currently subject to outstanding options granted under the Company’s 1993 Stock Option Plan or the Company’s 2002 Stock Incentive Plan may become available for issuance under the Company’s 2004 Equity Incentive Plan in the future to the extent those shares are not issued (for example, if those options expire without being exercised). Shares available for issuance under the Company’s 2004 Equity Incentive Plan may be granted in the form of stock options, stock awards, restricted stock awards, restricted stock units, stock appreciation rights or any other form of equity compensation approved by the Compensation Committee or the Board.

(4)	The Company’s outside directors receive option grants as follows: (1) an initial grant to purchase 15,000 shares of common stock as of the date of the director’s initial election to the Board and (2) an annual grant to purchase 15,000 shares of the Company’s common stock on each anniversary of the date of the director’s initial election. These stock options vest and become exercisable on the first anniversary of the grant date.

PROPOSAL FOUR: ADVISORY VOTE ON APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit the Company’s financial statements for fiscal year 2006, and recommends that the stockholders vote in favor of such appointment.

Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 1987. Stockholder approval of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit of the Company’s financial statements and the independent registered public accounting firm. The Audit Committee will consider the results of the stockholder vote and in the event of a negative vote will reconsider its selection of Deloitte & Touche LLP. Even in the event of an affirmative stockholder vote, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Gymboree.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

GYMBOREE’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS GYMBOREE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2006

OTHER INFORMATION

Other Matters of Business

Gymboree knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

Annual Report

Copies of The Gymboree Corporation 2005 Annual Report to Stockholders are being mailed to stockholders, together with this Proxy Statement. Additional copies may be obtained from the Secretary of Gymboree at 500 Howard Street, San Francisco, California 94105.

The Annual Report of The Gymboree Corporation on Form 10-K for the fiscal year ended January 28, 2006, as filed with the Securities and Exchange Commission, is included in The Gymboree Corporation 2005 Annual Report to Stockholders.

Corporate Governance Information

The following corporate governance materials of Gymboree are available in the Investors section of Gymboree’s website at www.gymboree.com. You may access the materials by clicking on the “Our Company” link:

•	Business & Ethics Code of Conduct;

•	Audit Committee, Nominating and Governance Committee and Compensation Committee charters;

•	Code of Ethics for Senior Financial Officers; and

•	Corporate Governance Guidelines.

If any material provisions of the Company’s Business & Ethics Code of Conduct or the Company’s Code of Ethics for Senior Financial Officers are waived for the Company’s Chief Executive Officer or senior financial officers, or if any substantive changes are made to either code as they relate to any director or executive officer, Gymboree will disclose that fact on Gymboree’s website within five business days of such waiver being made.

Householding Information

As permitted by the SEC’s rules, Gymboree will deliver only one annual report or proxy statement to multiple stockholders sharing an address unless Gymboree has received contrary instructions from one or more of the stockholders. Gymboree will, upon written or oral request, deliver a separate copy of the annual report or proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered and will include instructions as to how the stockholder can notify Gymboree that the stockholder wishes to receive a separate copy of the annual report or proxy statement. Registered stockholders wishing to receive a separate annual report or proxy statement in the future or registered stockholders sharing an address wishing to receive a single copy of the annual report or proxy statement in the future may contact Gymboree’s transfer agent: Computershare Trust Company, N.A. by mail at PO Box 43078, Providence, Rhode Island, 02940-3078, or by telephone 877-282-1169.

Deadline for Receipt of Stockholder Proposals for 2007 Annual Meeting

Proposals of stockholders of Gymboree which are intended to be included in Gymboree’s proxy statement and presented by such stockholders at Gymboree’s 2007 annual meeting must be received by Gymboree no later than Thursday, January 4, 2007. In addition, the Company’s bylaws establish an advance notice procedure for stockholder proposals that are not intended to be included in Gymboree’s proxy statement, including nominations for the election of directors. A copy of the full text of the bylaw provisions setting forth the advance notice procedure may be obtained by writing to the Company’s Secretary. For proposals and nominations to be properly brought before the 2007 annual meeting by a stockholder, the stockholder must provide written notice delivered to or mailed to and received by the Company’s Secretary at the Company’s principal executive offices no later than Thursday, January 4, 2007. Any notice of a proposal or nomination received by Gymboree after that date will be considered untimely. In addition, if the Company receives notice of a stockholder proposal after March 20, 2007, the persons named as proxies in the proxy statement for the 2007 annual meeting will have discretionary voting authority to vote on such proposal at the 2007 annual meeting.

Company Consideration of Stockholder-Recommended Director Nominees

Gymboree’s Nominating and Governance Committee will consider director nominee recommendations submitted by stockholders. Stockholders who wish to recommend a director nominee should submit their suggestions in writing to the following: Chairperson of Nominating and Governance Committee, Attn: Secretary, The Gymboree Corporation, 500 Howard Street, San Francisco, California 94105.

Stockholders should include the name, biographical information, and other relevant information relating to the recommended director nominee, including information that would be required to be included in the proxy statement filed in accordance with applicable rules under the Securities Exchange Act of 1934, as amended, and the written consent of the director nominee to be named as a nominee and to serve as a director, if elected. Evaluation of any such recommendations is the responsibility of the Nominating and Governance Committee under its written charter. In the event of any stockholder recommendations, the Nominating and Governance Committee would evaluate the persons recommended in the same manner as other candidates.

Stockholder Communications with the Board of Directors

Stockholders may contact the Company’s Board as a group or an individual director by sending written correspondence to the following address: Board of Directors, Attn: Secretary, The Gymboree Corporation, 500 Howard Street, San Francisco, California 94105. Stockholders should clearly specify in each communication the name of the individual or group of directors to whom the communication is addressed.

FOR THE BOARD OF DIRECTORS

Marina Armstrong Secretary

Dated: May 4, 2006

APPENDIX A

THE GYMBOREE CORPORATION

AUDIT COMMITTEE CHARTER

Purpose and Authority:

The Audit Committee (the “Committee”) shall assist the Board in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements that relate to financial reporting matters, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditor, and (5) compliance with the Company’s code of ethics for its Chief Executive Officer and senior financial officers and compliance with the Company’s code of conduct for all Company personnel. The Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. The Committee shall also have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board.

Financial statements are the responsibility of management. It is the responsibility of the independent auditor to plan and conduct audits and to determine whether the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. It is not the responsibility of the Committee to plan or conduct audits or to determine whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles.

As the Committee deems appropriate, it may retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or terms of engagement of any such advisors.

The Committee when appropriate may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Composition:

Independence

The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall meet the independence requirements established by the Board, the Nasdaq Stock Market and any other regulations applicable to the Company from time to time.

Financial Expertise

Each Committee member must, at a minimum, be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one Committee member shall have past employment experience in auditing, finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and shall be an “audit committee financial expert,” in accordance with such regulations as may be applicable to the Company from time to time.

Appointment and Removal of Members

The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. The Board may remove any member from the Committee at any time with or without cause.

Duties and Responsibilities:

The Committee shall have the following duties and responsibilities, in addition to any duties and responsibilities assigned to the Committee from time to time by the Board.

Engagement of Independent Auditor

•	Select and retain the independent auditor; approve compensation of the independent auditor; resolve disagreements between management and the independent auditor; oversee and evaluate the independent auditor and, where appropriate, replace the independent auditor, with the understanding that the independent auditor shall report directly to the Committee and shall be ultimately accountable to the Committee and to the Board, as representatives of the shareholders of the Company.

•	Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide the Company and approve the fees for such services, other than de minimis non-audit services allowed by relevant law. The Committee may pre-approve services by establishing detailed pre-approval policies and procedures as to the particular services, provided the Committee is informed of each service pre-approved. Pre-approval of audit and non-audit services shall not be delegated to management, but may be delegated to one or more independent members of the Committee so long as that member or members report their decisions to the Committee at all regularly scheduled meetings. In considering whether to pre-approve any non-audit services, the Committee or its delegees shall consider whether the provision of such services is compatible with maintaining the independence of the auditor.

•	Ensure that the Committee’s approval of any non-audit services is publicly disclosed pursuant to applicable laws, rules and regulations.

Evaluate Independent Auditor’s Qualifications, Performance and Independence

•	Annually evaluate the independent auditor’s qualifications, performance and independence, including that of the lead partner.

•	Annually obtain and review a report by the independent auditor describing the firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to one or more audits carried out by the firm and any steps taken to deal with any such issues.

•	Annually obtain and review the letter and written disclosures from the independent auditor consistent with Independence Standards Board Standard No. 1, including a formal written statement by the independent auditor delineating all relationships between the auditor and the Company; actively engage in a dialogue with the auditor with respect to that firm’s independence and any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the Board take, appropriate action to oversee the independence of the independent auditor.

•	Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, Communications with Audit Committee, SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, all as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

•	Ensure that the independent auditor’s lead partner and reviewing partner are replaced every five years.

•	Present the Committee’s conclusions regarding the performance, qualifications and independence of the independent auditor to the full Board.

Review Financial Statements and Financial Disclosure

•	Meet with management and the independent auditor to review and discuss the annual audited financial statements and quarterly financial statements, and the reports of the independent auditor thereon and to discuss any significant issues encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information or the adequacy of internal controls.

•	Review with the independent auditor any audit problems or difficulties and management’s response, including significant disagreements with management, adjustments noted by the independent auditor but not taken by management, communications between the audit team and the national office, and any management or internal control letters issued or proposed to be issued.

•	If so determined by the Committee, based on its review and discussion of the audited financial statements with management and the independent auditor, its discussions with the independent auditor regarding the matters required to be discussed by SAS 61, and its discussions regarding the auditor’s independence, recommend to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K.

•	Review with management and the independent auditor each earnings press release prior to its release and prior to the filing of the earnings release on Form 8-K and the filing of the related report on Form 10-Q or 10-K, as applicable.

•	Discuss the procedures for determining earnings guidance provided to analysts and rating agencies. This may be done generally and does not require the Committee to discuss in advance each instance in which the Company may provide or change earnings guidance.

Periodic Assessment of Accounting Practices and Policies

•	Discuss with the independent auditor (1) critical accounting policies to be used, (2) alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Review with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.

•	Review changes in promulgated accounting and auditing standards that may materially affect the Company’s financial reporting practices.

•	Review any reports by management regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Review any report issued by the Company’s independent auditor regarding the Company’s internal controls.

Related-Party Transactions

•	Review and approve all related-party transactions, including transactions between the Company and its officers or directors or affiliates of officers or directors.

Internal Audit Function

•	Review the responsibilities, functions and performance of the Company’s internal audit function, including internal audit plans, budget, and the scope and results of internal audits.

Proxy Statement Report of Audit Committee

•	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Ethics Compliance and Complaint Procedures

•	Develop and monitor compliance with a code of ethics for senior financial officers pursuant to and to the extent required by regulations applicable to the Company from time to time.

•	Review and monitor compliance with a code of conduct for all Company employees, officers and directors pursuant to and to the extent required by regulations applicable to the Company from time to time.

•	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

•	Establish and periodically review procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and the treatment of those concerns.

Reports to Board

•	Report regularly to the Board any issues that arise with respect to the quality and integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements and the performance and independence of the independent auditor.

•	Provide minutes of Committee meetings to the Board and report to the Board on any significant matters arising from the Committee’s work.

Meetings:

The Committee shall establish a meeting calendar annually. The Committee may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities. In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint from among their number a person to preside at their meetings.

The Committee shall meet as appropriate in separate executive sessions with management and the independent auditor to discuss matters that the Committee or the other groups believe warrant Committee attention.

Evaluation:

The Committee shall review and reassess this Charter at least annually and, if appropriate, propose changes to the Board.

The Committee shall obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations for improvement.

APPENDIX B

THE GYMBOREE CORPORATION

2004 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of The Gymboree Corporation 2004 Equity Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1	Administration of the Plan

The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto. Notwithstanding the foregoing, the Board may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Options to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Options to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Compensation Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.

3.2	Administration and Interpretation by Committee

(a)        Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)        In no event, however, shall the Committee have the right, without stockholder approval, to (i) cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price for the original Options or SARs except in connection with adjustments provided in Section 15, or (ii) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option.

(c)        The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.

(d)        Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, the number of shares of Common Stock available for issuance under the Plan shall be:

(a)        2,190,000 shares; plus

(b)        any authorized shares (i) not issued or subject to outstanding options under the Company’s 2002 Amended and Restated Stock Incentive Plan and the Company’s Amended and Restated 1993 Stock Option Plan (the “Prior Plans”) on the Effective Date and (ii) any shares subject to outstanding options under the Prior Plans on the Effective Date that cease to be subject to such options (other than by reason of exercise or settlement of the options to the extent they are exercised for or settled in shares), up to an aggregate maximum of 5,268,841 shares, subject to adjustment from time to time as provided in Section 15.1, which shares shall cease, as of the Effective Date, to be available for grant and issuance under the Prior Plans, but shall be available for issuance under the Plan.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2	Share Usage

(a)        Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b)        The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)        Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d)        Notwithstanding the other provisions in this Section 4.2, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

4.3	Limitations

(a)        Subject to adjustment as provided in Section 15.1, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan, other than Awards of Options or Stock Appreciation Rights, that are not (i) subject to restrictions based on the satisfaction of specified performance goals or (ii) granted in lieu of the payment of performance-based cash incentive awards shall not exceed 50% of the aggregate maximum number of shares specified in Section 4.1.

(b)        Subject to adjustment as provided in Section 15.1, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan, other than Awards of Options or Stock Appreciation Rights, that contain no restrictions or restrictions based solely on continuous employment or services for less than three years (except where Termination of Service occurs by reason of death or Disability) shall not exceed 50% of the aggregate maximum number of shares specified in Section 4.1.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1	Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2	Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, notice or agreement that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents.

6.4	Dividends and Distributions

Participants may, if the Committee so determines, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

SECTION 7. OPTIONS

7.1	Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2	Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than 100% of the Fair Market Value on the Grant Date, except in the case of Substitute Awards. Notwithstanding the foregoing, the Committee, in its sole discretion, may establish an exercise price that is equal to the average of 100% of the Fair Market Value over a period of trading days not to exceed 30 days from the Grant Date.

7.3	Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of a Nonqualified Stock Option shall be as established for that Option by the Committee or, if not so established, shall be ten years from the Grant Date.

7.4	Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Committee at any time:

Period of Participant’s Continuous Employment or Service With the Company or Its Related Companies From the Vesting Commencement Date	Portion of Total Option That Is Vested and Exercisable
After 1 year	1/4th

Each additional one-month period of continuous service completed thereafter	An additional 1/48th

After 4 years	100%

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5 and 13. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a)        cash, check or wire transfer;

(b)        tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock that on the day prior to the exercise date have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes);

(c)        so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(d)        such other consideration as the Committee may permit.

7.6	Effect of Termination of Service

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Committee at any time:

(a)        Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.

(b)        Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of:

(i)        if the Participant’s Termination of Service occurs for reasons other than Cause, Disability or death, the date that is three months after such Termination of Service;

(ii)        if the Participant’s Termination of Service occurs by reason of Disability or death, the one-year anniversary of such Termination of Service; and

(iii) the	last day of the maximum term of the Option (the “Option Expiration Date”).

Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Committee determines otherwise.

Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

(c)        A Participant’s change in status from an employee to a consultant, advisor or independent contractor, or a change in status from a consultant, advisor or independent contractor to an employee, shall not be considered a Termination of Service for purposes of this Section 7.6.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder, including, to the extent required thereunder, the following:

8.1	Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2	Eligible Employees

Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

8.3	Exercise Price

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a “Ten Percent Stockholder”), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.4	Option Term

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

8.5	Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant’s Termination of Service if termination was for reasons other than death or disability, (b) more than one year after the date of a Participant’s Termination of Service if termination was by reason of disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6	Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7	Code Definitions

For the purposes of this Section 8 “disability,” “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1	Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Committee or, if not so established, shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2	Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock for the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1	Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2	Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3	Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11. PERFORMANCE AWARDS

11.1	Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2	Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 13. WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld may not exceed the employer’s minimum required tax withholding rate, and the value of the shares so tendered may not exceed such rate to the extent the Participant has owned the tendered shares for less than six months if such limitations are necessary to avoid a charge to the Company for financial reporting purposes.

SECTION 14. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 15. ADJUSTMENTS

15.1	Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2	Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3	Company Transaction; Change in Control

15.3.1	Effect of a Company Transaction That Is Not a Change in Control or a Related Party Transaction

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Company Transaction that is not (a) a Change in Control or (b) a Related Party Transaction:

(i)        All outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Company Transaction and shall terminate effective at the effective time of the Company Transaction, unless such Awards are converted, assumed or replaced by the Successor Company. Notwithstanding the foregoing, with respect to Options or Stock Appreciation Rights, the Committee, in its sole discretion, may instead provide that a Participant’s outstanding Options shall terminate upon consummation of such Company Transaction and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the Acquisition Price multiplied by the number of shares of Common

Stock subject to such outstanding Options or SARs (whether or not then exercisable) exceeds (y) the respective aggregate exercise price for such Options or grant price for such SARs.

For the purposes of this Section 15.3.1, an Award shall be considered assumed or substituted for if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(ii)        All Performance Shares or Performance Units earned and outstanding as of the date the Company Transaction is determined to have occurred shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement. Any remaining Performance Shares or Performance Units (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Company Transaction and shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

15.3.2	Effect of a Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

(a)        any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;

(b)        any restrictions and deferral limitations applicable to any Restricted Stock or Stock Units shall lapse, and such Restricted Stock or Stock Units shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;

(c)        all Performance Shares and Performance Units shall be considered to be earned at the target level and payable in full, any deferral or other restriction shall lapse and such Performance Shares and Performance Units shall be immediately settled or distributed; and

(d)        any restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

15.3.3	Change in Control Cash-Out

Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Change in Control Exercise Period”), if the Committee shall so determine at, or at any time after, the time of grant, a Participant holding an Option, SAR, Restricted Stock Unit or Performance Share, shall have the right, whether or not the Award is fully vested and/or exercisable and without regard to any deferral or other restriction and in lieu of the payment of the purchase price for the shares of Common Stock being purchased under an Option, to elect by giving notice to the Company within the Change in Control Exercise Period to surrender all or part of the Award to the Company and to receive cash, within 30 days of such notice:

(a)        for an Option or SAR, in an amount equal to the amount by which the Acquisition Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Option, or the grant price per share of Common Stock under the SAR; and

(b)        for a Restricted Stock Unit or Performance Share, in an amount equal to the Acquisition Price per share of Common Stock under the Restricted Stock or Performance Share, multiplied by the number of shares of Common Stock granted under the Award as to which the right granted under this Section 15.3.3 shall have been exercised.

15.4	Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5	No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6	Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 16. CODE SECTION 162(m) PROVISIONS

Notwithstanding any other provision of the Plan, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.

16.1	Performance Criteria

If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; inventory turns; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; store openings; growth and development of new concepts; market share; net income (including or excluding extraordinary items, restructuring charges or other expenses); return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, cash management or asset management metrics (together, the “Performance Criteria”). Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate, division or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

16.2	Adjustment of Awards

Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

16.3	Limitations

Subject to adjustment from time to time as provided in Section 15.1, no Covered Employee may be granted Awards other than Performance Units subject to this Section 16 in any calendar year period with respect to more than 400,000 shares of Common Stock for such Award, except that the Company may make additional one time grants of such Awards for up to 400,000 shares to newly hired individuals, and the maximum dollar value payable with respect to Performance Units subject to this Section 16 granted to any Covered Employee in any one calendar year is $10,000,000.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 17. AMENDMENT AND TERMINATION

17.1	Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires stockholder approval may be made only by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2	Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the Effective Date and (b) the approval by the stockholders of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

17.3	Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 18. GENERAL

18.1	No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

18.2	Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3	Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4	No Rights as a Stockholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5	Compliance With Laws and Regulations

In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

18.6	Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgement of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7	No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10	Choice of Law

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of California without giving effect to principles of conflicts of law.

18.11	Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 19. EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is approved by the stockholders of the Company. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

APPENDIX A

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Acquisition Price” means the higher of (a) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange or other national exchange on which the Common Stock is listed or on the Nasdaq National Market during the 60-day period prior to and including the date of a Company Transaction or Change in Control or (b) if the Company Transaction or Change in Control is the result of a tender or exchange offer or a negotiated acquisition of the Company’s Common Stock, the highest price per share of Common Stock paid in such tender or exchange offer or acquisition. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such other securities or other noncash consideration shall be determined by the Board in its sole discretion.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted, means the happening of any of the following events:

(a)        an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), excluding, however, the following (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) a Related Party Transaction; or

(b)        a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of more than half of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent

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Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board.

“Change in Control Exercise Period” has the meaning set forth in Section 15.3.3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” means The Gymboree Corporation, a Delaware corporation.

“Company Transaction,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a	merger or consolidation of the Company with or into any other company or other entity;

(b)        a sale in one transaction or a series of transactions undertaken with a common purpose of more than 50% of the Company’s outstanding voting securities; or

(c)        a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Compensation Committee” means the Compensation Committee of the Board.

“Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

“Disability,” unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 19.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the average of the high and low trading prices for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the

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Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee or (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.

“Performance Criteria” has the meaning set forth in Section 16.1.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.

“Plan” means The Gymboree Corporation 2004 Equity Incentive Plan.

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Related Party Transaction” means a Company Transaction pursuant to which:

(a)        the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(b)        no Entity (other than the Company, any employee benefit plan (or related trust) of the Company or a Related Company, the Successor Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (a) above is satisfied in connection with the applicable Company Transaction, such Parent Company) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and

(c)        individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor

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Company (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (a) above is satisfied in connection with the applicable Company Transaction, of the Parent Company).

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death or Disability. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS SUMMARY PAGE

Date of Board Action	Action	Section/Effect of Amendment	Date of Stockholder Approval

April 27, 2004	Initial Plan Adoption (effective on receipt of stockholder approval)		June 16, 2004

April 25, 2006	Amendment	Section 4.1/increase shares reserved for issuance by 500,000 shares	_____________

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APPENDIX C

THE GYMBOREE CORPORATION

1993 AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 1993 Amended and Restated Employee Stock Purchase Plan of the Gymboree Corporation.

1.        Purpose.  The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.        Definitions.

(a)        “Board” shall mean the Board of Directors of the Company.

(b)        “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)        “Common Stock” shall mean the Common Stock of the Company.

(d)        “Company” shall mean The Gymboree Corporation, a Delaware corporation.

(e)        “Designated Subsidiary” shall mean the Subsidiaries which have been designated by the Board (or any committee acting as Plan Administrator) from time to time in its sole discretion as eligible to participate in the Plan.

(f)        “Eligible Compensation” shall mean all base straight time gross earnings plus payments of overtime, shift premiums and commissions, but excluding incentive compensation, incentive payments, bonuses, awards, severance pay, living and relocation bonuses, pay in lieu of vacations, gain from stock option exercises, and other special compensation.

(g)        “Eligible Employee” shall mean any individual who is a regular employee of the Company or a Designated Subsidiary for purposes of tax withholding under the Code and, for purposes of the Plan, works at least twenty (20) hours a week. Further, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave. If the Company permits any employee of a Designated Subsidiary to participate in the Plan, then all employees of that Designated Subsidiary who meet the requirements of this paragraph shall also be considered Eligible Employees.

(h)        “Enrollment Date” shall mean the first day of each Offering Period.

(i)        “ESPP Broker” shall have the meaning set forth in Section 13(c).

(j)        “Exercise Date” shall mean the last day of each Purchase Period.

(k)        “Fair Market Value” shall mean the per share value of Common Stock determined in good faith by the Plan Administrator or, if the Common Stock is (a) listed on the Nasdaq National Market, the closing sales price for the Common Stock as reported by that market for regular session trading for a single trading day, (b) listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for regular session trading for a single trading day, (c) quoted on the Nasdaq SmallCap Market, the last sales price as reported by that market for a single trading day, or (d) quoted on the OTC Bulletin Board Service or by the National Quotation Bureau, Inc., the average of the high bid and low asked prices reported by such service for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

(l)        “Offering Period” shall have the meaning set forth in Section 4.

(m)        “Participant” shall mean any Eligible Employee who has elected to participate in an Offering Period in accordance with the procedures in Section 6 and who has not withdrawn from the Plan or whose participation in the Plan is not otherwise terminated.

(n)        “Plan” shall mean this Employee Stock Purchase Plan.

(o)        “Plan Administrator” shall have the meaning set forth in Section 14.

(p)        “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

(q)        “Purchase Period” shall have the meaning set forth in Section 5.

(r)        “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(s)        “Trading Day” shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (Nasdaq) System are open for trading.

3.        Eligibility.

(a)        Any Eligible Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b)        Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributable to such Eligible Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(c)        Notwithstanding paragraph (b) above, the maximum number of shares a Participant may purchase during each Purchase Period of any Offering Period shall be 2,000 Shares (subject to adjustment pursuant to Section 18), and provided further that such purchase shall be subject to the limitations set forth in Section 13.

4.        Offering Periods.  The Plan shall be implemented by a series of consecutive, offering periods that each last six (6) months (each, an “Offering Period”) with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 each year, or on such other date as the Plan Administrator shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. Notwithstanding the foregoing, the Plan Administrator shall have the power to change the duration of an Offering Period (including the commencing and ending dates thereof) with respect to future offerings; provided, however, that no Offering

Period may exceed five (5) years and, further, if the Purchase Price may be less than 85% of the Fair Market Value of the Common Stock on the Exercise Date, the Offering Period may not exceed 27 months. If the last day of an Offering Period is not a regular business day, the last day of the Offering Period shall be deemed to be the last preceding Trading Day.

5.        Purchase Periods.  Each Offering Period shall consist of one purchase period (each, a “Purchase Period”). The last day of each Purchase Period shall be the Exercise Date for options issued at the commencement of such Purchase Period. A Purchase Period shall commence on each January 1 and July 1 and shall end on the next June 30 and December 31, respectively. Notwithstanding the foregoing, the Plan Administrator shall have the power to change the duration of Purchase Periods (including the commencing and ending dates thereof) with respect to future Purchase Periods. If the last day of a Purchase Period is not a regular business day, the last day of the Purchase Period shall be deemed to be the last preceding Trading Day.

6.        Participation.

(a)        An Eligible Employee may become a Participant in the Plan by completing a subscription agreement in the form provided by the Company and filing it with the Company’s Human Resources Department (as set forth in Section 20 below) at least fifteen (15) business days before the applicable Enrollment Date, unless a different time for filing the subscription agreement is set by the Plan Administrator for all eligible Employees with respect to a given Offering Period. Such subscription agreement shall (a) indicate the Eligible Employee’s election to participate in the Plan, (b) authorize payroll deductions and state the amount to be deducted regularly from the Participant’s Eligible Compensation and (c) authorize the purchase of Common Stock for the Eligible Employee in each Purchase Period.

(b)        Payroll deductions for a Participant shall commence on the first payroll period following the Enrollment Date and shall end on the last payroll period in the Offering Period, unless sooner terminated by the Participant as provided in Section 11 hereof.

(c)        An Eligible Employee who does not deliver a subscription agreement pursuant to Section 6(a) hereof shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee subsequently enrolls in the Plan by filing a subscription agreement pursuant to Section 6(a) for such subsequent Offering Period. The Company may, from time to time, change the deadline for filing of subscription agreements for future Offering Periods as deemed advisable by the Plan Administrator, in its sole discretion, for the proper administration of the Plan.

(d)        An employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period, provided that such employee is still an Eligible Employee as of the commencement of such subsequent Offering Period.

(e)        Eligible Employees may not participate in more than one Offering Period at a time.

(f)        A Participant who has elected to participate in an Offering Period shall automatically participate in the next Offering Period until such time as the Participant withdraws from the Plan or terminates employment as provided in Section 11.

7.        Payroll Deductions.

(a)        At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Eligible Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the

Participant’s Eligible Compensation during said Offering Period. Amounts shall be withheld in whole percentages only.

(b)        Individual accounts shall be maintained for each Participant for memorandum purposes. All payroll deductions made for a Participant shall be credited to his or her account under the Plan but shall be deposited with the general funds of the Company. Subject to Section 7(e), Common Stock acquired pursuant to the exercise of all or any portion of an option granted under the Plan may be paid for only by means of payroll deductions from the Participant’s Eligible Compensation and a Participant may not make any additional payments into such account. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

(c)        Unless the Plan Administrator establishes otherwise for a future Offering Period, a Participant may discontinue his or her participation in the Plan as provided in Section 11 hereof, or may increase or decrease the rate of his or her payroll deductions, including to 0%, for a future Offering Period by filing with the Company’s Human Resources Department (as set forth in Section 20 below) a new subscription agreement authorizing a increase or decrease in payroll deduction rate at least fifteen (15) business days before the commencement of the upcoming Offering Period, unless a different time for filing a new subscription agreement is set by the Plan Administrator for all eligible Employees with respect to a given Offering Period. A Participant’s amended subscription agreement shall remain in effect for successive Purchase Periods and Offering Periods unless the Participant again changes such subscription agreement in accordance with the terms of the Plan or the subscription agreement is terminated as provided in Section 11. The Board shall be authorized to limit the number of participation rate changes during any Offering Period.

(d)        Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions may be decreased to 0% at such time during any Purchase Period that is scheduled to end during the current calendar year (the “Current Purchase Period”) as the aggregate of all payroll deductions that were previously used to purchase stock under the Plan in a prior Purchase Period that ended during the current calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal $21,250. Payroll deductions shall recommence at the rate provided in such Participant’s subscription agreement at the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 11.

(e)        During unpaid leaves of absence approved by the Company and meeting the requirements of the applicable treasury regulations promulgated under the Code, a Participant may elect to continue participation in the Plan by continuing to accrue payroll deductions equal to such amount as if the Participant had not taken a leave of absence. Currently the treasury regulations provide that a Participant may continue participation in the Plan only during the first 90 days of a leave of absence unless the Participant’s reemployment rights are guaranteed by contract or statute.

(f)        At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the employee.

8.        Grant of Option.  On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and credited to the Participant’s memorandum account as of the Exercise Date by the applicable Purchase Price;

provided that such purchase shall be subject to the limitations set forth in Sections 3(b), 3(c) and 13 hereof. Exercise of the option shall occur as provided in Section 9, unless the Participant has withdrawn pursuant to Section 11, and the option shall expire on the last day of the Offering Period.

9.        Exercise of Option.  Unless a Participant withdraws from the Plan as provided in Section 11 below, his or her option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased (unless the Plan Administrator has determined for a future Offering Period that fractional shares may be issued under the Plan); any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall remain credited to the Participant’s account for the subsequent Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 11. Any other money left over in a Participant’s account after the Exercise Date shall be returned to the Participant without payment of interest. In the event that the Participant does not participate in the next Purchase Period, the entire remaining cash balance shall be refunded to the Participant as soon as practicable after the Exercise Date without payment of interest. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

10.        Delivery.  Unless the Plan Administrator has designated or approved an ESPP Broker pursuant to Section 13(c), as promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each Participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

11.        Withdrawal; Termination of Employment.

(a)        A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not used to exercise his or her option under the Plan at any time by giving written notice to the Company’s Human Resources Department (as set forth in Section 20 below) in a form provided by the Company for such purpose. All of the Participant’s payroll deductions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement.

(b)        Upon a Participant’s ceasing to be an Eligible Employee for any reason or upon termination of a Participant’s employment relationship (as described in Section 2(g)), the payroll deductions credited to such Participant’s account but not yet used to exercise the option will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated.

(c)        No Common Stock shall be purchased on behalf of a Participant on an Exercise Date if his or her participation in the current Offering Period or the Plan has terminated on or before such Exercise Date or if the Participant has otherwise terminated employment prior to such Exercise Date.

12.        Interest.  No interest shall accrue on payroll deductions of a Participant in the Plan.

13.        Stock.

(a)        The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 1,025,278 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. During any Purchase Period under the Plan, the maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan during such Purchase Period shall be 200,000 shares, which number of shares shall apply as a cumulative limit to the number of shares which shall be made available for sale under all Purchase Periods occurring simultaneously under separate Offering Periods under the Plan, subject to adjustment upon changes in capitalization as provided in Section 18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Shares issued under the Plan shall be drawn from authorized and unissued shares or from shares subsequently acquired by the Company as treasury shares.

(b)        The Participant shall not be deemed to be a stockholder of the Company and will have no interest in or voting right with respect to shares covered by his or her option until such option has been exercised and a certificate or its equivalent has been issued to the Participant for the shares following exercise.

(c)        If the Plan Administrator designates or approves a stockbroker or other financial services firm (the “ESPP Broker”) to hold shares purchased under the Plan for the accounts of Participants, the following procedures shall apply. Promptly following each Exercise Date, the number of shares of Common Stock purchased by each Participant shall be deposited into an account established in the name of the Participant with the ESPP Broker. Each Participant shall be the beneficial owner of the Common Stock purchased under the Plan and shall have all rights of beneficial ownership in such Common Stock. A Participant shall be free to undertake a disposition of the shares of Common Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Common Stock must remain in the Participant’s account at the ESPP Broker until the holding period set forth in Code Section 423 has been satisfied. With respect to shares of Common Stock for which the holding period set forth above has been satisfied, the Participant may move those shares of Common Stock to another brokerage account of the Participant’s choosing or request that a stock certificate be issued and delivered to him or her. Dividends paid in the form of shares of Common Stock with respect to Common Stock in a Participant’s account shall be credited to such account. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Common Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423 holding period.

(d)        In the event that no ESPP Broker is designated or approved by the Plan Administrator, the shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

(e)        By enrolling in the Plan, each Participant agrees to promptly give the Company notice of any Common Stock disposed of within the later of one year from the Exercise Date and two years from the Offering Date for such Common Stock, showing the number of such shares disposed of and the Exercise Date for such Common Stock. This notice shall not be required if and so long as the Company has a designated ESPP Broker.

14.        Administration.  The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board or, if and to the extent the Board or the committee appointed to administer the Plan designates one or more executive officers to administer the Plan, by such executive officer(s) (each, the “Plan Administrator”). The Plan Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Plan Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

15.        Designation of a Beneficiary.

(a)        A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the

Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)        Such designation of beneficiary may be changed by the Participant (and his or her spouse, if any) at any time by written notice as provided in Section 20 below. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.        Transferability.  Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11.

17.        Reports.  Individual memorandum accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.        Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)    Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the (i) the maximum number and kind of shares of Common Stock subject to the Plan, (ii) the number and kind of securities that are subject to any outstanding options and the per share price of such securities and (iii) the maximum number of shares of Common Stock that may be purchased by a Participant in a Purchase Period shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into sales of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Board may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

(b)        Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise terminated by the Board.

(c)        Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the Offering Periods then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 11. For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

(d)        The grant of options under the Plan shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

19.        Amendment, Suspension or Termination.

(a)        The Board may at any time and for any reason terminate, suspend or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. During any period of suspension or upon termination of the Plan, no options shall be granted under the Plan. Except as provided in Section 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval for any amendment that will (i) increase the total number of shares that may be issued under the Plan (ii) modify the class of employees eligible to participate in the Plan, or (iii) otherwise require stockholder approval under any applicable law or regulation in such a manner and to such a degree as required.

(b)        Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Plan Administrator shall be entitled to change the Purchase Periods and/or Offering Periods, limit the frequency and/or number of changes in the amount withheld during Purchase Periods and/or Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Eligible Compensation, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable which are consistent with the Plan.

20.        Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be given via overnight courier, certified mail (return receipt requested), facsimile or such other form as approved by the Plan Administrator, and shall be deemed to have been duly given when received in the form specified by the Plan Administrator by the Company’s Human Resources Department at the Company’s corporate headquarters.

21.        Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.        Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect until February 11, 2013, unless sooner terminated pursuant to Section 19.

23.        Automatic Transfer to Low Price Offering Period.  If the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all Participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their options on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

24.        No Rights as an Employee.  Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Subsidiary or to affect the right of the Company or any Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

25.        Effect Upon Other Plans.  Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to (a) establish other forms of incentives or compensation for employees of the Company or any Subsidiary or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

DETACH HERE

PROXY

THE GYMBOREE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS, JUNE 13, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

THE GYMBOREE CORPORATION

PROXY

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Annual Meeting of Stockholders to be held June 13, 2006 and the Proxy Statement related thereto, and appoints Matthew K. McCauley and Blair W. Lambert, and each of them (with full power to act alone), the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of The Gymboree Corporation which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the principal executive offices of The Gymboree Corporation located at 500 Howard Street, San Francisco, California 94105 on Tuesday, June 13, 2006 at 9:00 a.m., or at any adjournments, continuations or postponements thereof, with the same force and effect as if the undersigned were personally present and voting. The proxies are authorized to vote upon the proposals on the reverse side and, in their discretion, upon all other matters that may properly come before the Annual Meeting of Stockholders.

The Board of Directors unanimously recommends a vote FOR the matters described on the reverse side. If no directions are given, the shares represented by this Proxy will be voted FOR Proposals 1, 2, 3 and 4, and in accordance with the discretion of other persons named as proxies herein on any other matters that may properly come before the Annual Meeting of Stockholders.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VOTE BY INTERNET - www.proxyvote.com
500 HOWARD STREET SAN FRANCISCO, CA 94105

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by The Gymboree Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Gymboree Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GYMBO1	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GYMBOREE CORPORATION

The Board of Directors recommends a vote FOR the matters listed below. This Proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.

	For All	Withhold All	For All Except	To withhold authority to vote for any nominee, mark “For All Except” and write the nominee’s name on the line below.

1. Proposal to elect three Class I directors.	☐	☐	☐	_______________________________
NOMINEES: 01) Matthew K. McCauley
02) Blair W. Lambert
03) Gary M. Heil
				For	Against	Abstain

Vote On Proposals:

2. Amendment to The Gymboree Corporation 2004 Equity Incentive Plan to authorize the issuance of an additional 500,000 shares of The Gymboree Corporation’s common stock.				☐	☐	☐

3. Amendment to 150,000 shares of The Gymboree Corporation’s common stock. The Gymboree Corporation 1993 Employee Stock Purchase Plan to authorize the issuance of an additional				☐	☐	☐

4. Advisory vote on the appointment of Deloitte & accounting firm for the fiscal year ending February 3, 2007. Touche LLP as The Gymboree Corporation’s independent registered public				☐	☐	☐

In giving this Proxy, I understand that I may personally vote the shares if I attend the meeting, notwithstanding that I have previously executed and returned the Proxy to the Company.

Please execute this Proxy whether or not you plan to attend in person, and return the Proxy promptly so that this stock will be represented in all events and so that we may have a quorum. Please sign your name exactly as it appears hereon. If acting as attorney, executor, guardian, or trustee, please give title as such. Joint owners should each sign. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date